Filed Pursuant to Rule 424(b)(3)
Registration No. 333-166591
PROSPECTUS SUPPLEMENT
(To Prospectus Dated May 27, 2010)
1,025,641 Shares
POWERSECURE INTERNATIONAL, INC
Common Stock

          This prospectus supplement relates to the offer and sale from time to time of up to 1,025,641 shares of our common stock by the selling stockholders identified in this prospectus supplement. The shares covered by this prospectus supplement were acquired by the selling stockholders in a private placement.
          The selling stockholders may from time to time offer, sell or otherwise dispose of the shares offered under this prospectus supplement in a number of different ways and at varying prices. We provide more information about how the selling stockholders may sell the shares in the section entitled “Plan of Distribution” beginning on page 33.
          We will not receive any proceeds from the sale of the shares by the selling stockholders. We will pay all expenses of the registration of the shares, and the selling stockholders will pay any broker-dealer or underwriter fees, discounts or commissions and other selling expenses of the shares.
          Our common stock is listed and traded on The NASDAQ Global Select Market under the symbol “POWR.” On May 27, 2010, the last sale price of our common stock as reported on The NASDAQ Global Select Market was $9.77 per share.

          Investing in our securities involves significant risks. You should carefully read the section entitled “Risk Factors” beginning on page 6 of this prospectus supplement and in any of the documents we incorporate by reference.

          Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is May 28, 2010

          You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. Neither we nor the selling stockholders have authorized any other person to provide you with information that is different from the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. If any person does provide you with information that differs from information that is contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, you should not rely on it. Neither we nor the selling stockholders are making an offer to sell or are soliciting an offer to buy these securities in any jurisdiction where such offers or sales are not permitted. You should assume that the information in this prospectus supplement and the accompanying prospectus is complete and accurate only as of the date on the front of the document and that any of the information that we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus, or of any sale of a security.
          This prospectus supplement and the accompanying prospectus incorporate important business and financial information about us that is not included in or delivered with the prospectus supplement or the accompanying prospectus. We will provide you without charge upon your request a copy of any documents incorporated by reference into this prospectus supplement and the accompanying prospectus (other than exhibits to those documents that are not specifically incorporated by reference into those documents). You may request a copy of a document by writing or telephoning us at the following address:
PowerSecure International, Inc.
1609 Heritage Commerce Court
Wake Forest, North Carolina 27587
Attention: Investor Relations
Telephone: (919) 556-3056
          To obtain timely delivery, you must request information no later than five business days before the date you must make your investment decision.

ABOUT THIS PROSPECTUS SUPPLEMENT
          This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the Securities and Exchange Commission using a “shelf” registration process. Under this shelf registration process, the selling stockholders may use this prospectus supplement and the accompanying prospectus to offer and sell up to 1,025,641 shares of our common stock from time to time. We will not receive any proceeds from the sale of our common stock by the selling stockholders. The selling stockholders may sell their shares of common stock through any means described in the section entitled “Plan of Distribution.”
          This document contains two parts. The first part consists of this prospectus supplement, which provides you with specific information about this offering. The second part, the accompanying prospectus, provides more general information, some of which may not apply to this offering. Generally, when we refer only to the “prospectus,” we are referring to both parts combined.
          Before investing in any of the securities being offered under in this prospectus supplement and the accompanying prospectus, you should read carefully this prospectus supplement and the accompanying prospectus, together with the information incorporated herein and therein by reference as described under the heading “Incorporation by Reference.”
          This prospectus supplement and the accompanying prospectus contain summaries of certain provisions contained in some of the documents described herein and therein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein or therein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus supplement and the accompanying prospectus are a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find Additional Information.”

POWERSECURE INTERNATIONAL, INC.
Who We Are
          PowerSecure International, Inc., headquartered in Wake Forest, North Carolina, is a leading provider of Energy and Smart Grid Solutions to electric utilities and their commercial, institutional and industrial customers, and of Energy Services to oil and natural gas producers. We provide these customers with products and services in four strategic business areas:
•	Interactive Distributed Generation®,

•	Utility Infrastructure,

•	Energy Efficiency, and

•	Energy Services.
          Our Energy and Smart Grid Solutions segment is operated through our largest wholly-owned subsidiary PowerSecure, Inc., which we refer to as “our PowerSecure subsidiary.” This segment includes three of our four strategic business areas: Interactive Distributed Generation®, Utility Infrastructure and Energy Efficiency. These three areas are focused on providing utilities and their commercial, institutional and industrial customers with products and services to help them generate, deliver and utilize electricity more efficiently and are intended to deliver strong returns on investment. This segment operates primarily out of our Wake Forest, North Carolina headquarters office, and its operations also include several satellite office and manufacturing facilities, the largest of which are in Raleigh, North Carolina, McDonough, Georgia, and Anderson, South Carolina.
          Our Interactive Distributed Generation® business involves manufacturing, installing and operating electric generation equipment located at the facility where the power is used, including commercial, institutional, and industrial operations, generally on behalf of electric utilities. Our equipment provides a dependable backup power supply during power outages, and provides a more efficient and environmentally friendly source of power during high cost periods of peak power demand. Our Interactive Distributed Generation systems contain our proprietary electronic controls, which enable our systems to be monitored around the clock by our smart grid monitoring center, protecting our customers’ operations from power outages and their costs. Through our monitoring center, we also forecast utilities’ peak demand periods, and electronically deploy our systems during these periods to power the customers’ operations instead of drawing electricity from the utility grid. Our smart grid monitoring center ensures that our interactive distributed generation systems deliver more efficient and environmentally friendly power at optimal times and durations. This more efficient peak demand power supply benefits both the utility and the customer whose facility is being powered by the system. Our systems also enable utilities to delay new infrastructure investments for transmitting and distributing power, and minimize energy losses associated with moving electricity over long distances.
          Our Utility Infrastructure business is focused on helping electric utilities design, build, upgrade and maintain infrastructure that enhances the efficiency of their grid systems. Our products and services include transmission and distribution system construction and maintenance, installation of advanced metering and efficient lighting, and emergency storm restoration. Additionally, we provide utilities with a wide range of engineering and design services, as well as consulting services for regulatory and rate design matters.
          Our Energy Efficiency area is focused on providing energy solutions to commercial, institutional, and industrial customers that deliver strong returns on investment by reducing energy costs, improving their operations, and benefiting the environment. Our primary business in this area is our EfficientLights business, and our primary product is our EfficientLights LED-based, or light-emitting diode based, lights that reduce the energy and maintenance costs for refrigerated cases in grocery, drug, and convenience stores. Additionally, we are in the process of developing other LED-based lighting products, including additional in-store retail lighting, and LED-based street lights and security lights. Our other business in this area is our EnergyLite business, which designs and installs cost-effective energy improvement systems for general lighting, building controls and other facility upgrades.

          Our Energy Services segment is operated through our two other principal operating subsidiaries, Southern Flow Companies, Inc., which we refer to as “Southern Flow,” and WaterSecure Holdings, Inc., which we refer to as “WaterSecure.” Our Southern Flow business provides oil and natural gas measurement services to customers involved in oil and natural gas production, transportation and processing, with a focus on the natural gas market. Southern Flow is headquartered in Lafayette, Louisiana, and provides these services through ten division offices located throughout the Gulf of Mexico, Southwest, Midwest and Rocky Mountain regions. WaterSecure owns approximately 40% of the equity interests in an unconsolidated business, Marcum Midstream 1995-2 Business Trust, which we refer to as “MM 1995-2” or as our “WaterSecure operations.” Our WaterSecure operations provide water processing and disposal services for oil and natural gas producers in northeastern Colorado utilizing environmentally responsible technologies and processes.
          In this prospectus supplement and the accompanying prospectus, references to “PowerSecure,” “we,” “us” and “our” mean PowerSecure International, Inc. together with its subsidiaries, and references to our “PowerSecure subsidiary” means PowerSecure, Inc. alone, unless we state otherwise or the context indicates otherwise.
          We were incorporated in Delaware on April 5, 1991. On August 22, 2007, we changed our name to PowerSecure International, Inc. from Metretek Technologies, Inc., recognizing that the significant growth in the business operations of our PowerSecure subsidiary resulted in it becoming our core business and the business best positioned in the marketplace to lead our growth in the future. Our principal executive offices are located at 1609 Heritage Commerce Court, Wake Forest, North Carolina 27587, and our telephone number at those offices is (919) 556-3056. Our internet website address is www.powersecure.com. The contents of and the information on or accessible through our corporate website is not a part of, and is not incorporated into, this prospectus supplement or the accompanying prospectus, other than the documents that we file with the SEC that are incorporated by reference into this prospectus supplement and the accompanying prospectus, and any references to our website are intended to be an inactive textual references only.
Recent Developments
          On April 6, 2010, we announced that we have launched an expansion of our LED lighting business through the formation and acquisition of a two-thirds controlling interest in Innovative Electronic Solutions Lighting, LLC, a Delaware limited liability company, which we refer to as “IES”, which acquired substantially all of the assets and business of a leading LED lighting development company, in order to accelerate the expansion of new LED lighting products and to capitalize on the growing marketplace for LED lighting. IES will design and manufacture new LED-based lighting products for commercial, industrial, and retail customers. The business of IES will include turn-key product development, design and manufacturing of solid state LED-based lights, including power drivers, light engines, and thermal management solutions.
          IES commenced its business and operations by acquiring, on April 1, 2010, substantially all of the assets and business of Innovative Electronic Solutions, LLC, a North Carolina limited liability company, which conducted a solid state LED-based lighting design and manufacturing business. Our PowerSecure subsidiary owns two-thirds of the membership interests in, and controls the management of, IES. Our PowerSecure subsidiary contributed approximately $4.4 million to IES to fund the capitalization of IES and the acquisition by IES of substantially all of the assets and business of the seller as well as the assumption by IES of the seller’s current liabilities. In connection with its sale and contribution of substantially all of its asset and business to IES, the seller received the remaining one-third of the membership interests in IES.
          On April 30, 2010, our PowerSecure subsidiary, which previously owned two-thirds of the equity interests in EfficientLights, LLC, a Delaware limited liability company, exercised its option to purchase the one-third minority interest in EfficientLights. The minority interests in EfficientLights were previously owned by the founder, who is also the President, of EfficientLights and by five other key employees of EfficientLights. EfficientLights markets and sells LED-based lights that reduce the energy and maintenance costs for refrigerated cases in grocery, drug, and convenience stores, and is in the process of developing other LED-based lighting products, including additional in-store retail lighting, and LED-based street lights and security lights. As a result, EfficientLights has become a wholly-owned subsidiary of our PowerSecure subsidiary and there will no longer be a reduction in our consolidated net income due to the net income attributable to the noncontrolling interest. Our PowerSecure subsidiary acquired the minority interest in EfficientLights in exchange for 1,025,641 shares of our common stock, which had a value of $11,548,717, based on $11.26, the last sale price of our common stock on April 30, 2010 as reported on The NASDAQ Global Select Market. This prospectus supplement covers the resale of those shares of our common stock by the former holders of the minority interest in EfficientLights. See “Selling Stockholders” below.
RISK FACTORS
          Investing in our securities involves significant risks. Before making an investment decision, you should consider carefully the risks, uncertainties and other factors described below as well as in reports we file with the SEC, including in our most recent Annual Report on Form 10-K, as supplemented and updated by subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, and in documents which are incorporated by reference into this prospectus supplement and the accompanying prospectus, as well as the risk factors and other information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus.
          If any of these risks were to occur, our business, affairs, prospects, assets, financial condition, results of operations and cash flows could be materially and adversely affected. If this occurs, the trading price of our securities could decline, and you could lose all or part of your investment. For more information about our SEC filings, please see “Where You Can Find More Information” and “Documents Incorporated by Reference.” See also “Cautionary Note Regarding Forward-Looking Statements.”
Risks Related to Our Business and Industry
The economic recession and difficult business and market conditions and the continuing volatility and disruption in the financial and capital markets has hurt our business and could materially and adversely affect our business and financial results in future periods.
          Over the past two years, the United States economy has been suffering from unfavorable economic conditions, including a recession in the economy and a financial crisis that has impaired the business community and the financial markets. These poor economic conditions include a slowdown in economic activity, volatility and decreases in energy prices, decreased consumer confidence, reduced corporate profits and capital spending, adverse business conditions and liquidity concerns in our markets, adversely affecting our customers and markets. These poor economic conditions have been adversely affecting our business and our financial condition and results of operations by extending the length of the sales cycle and causing potential customers to delay, defer or decline to make purchases of our products and services due to limitations on their capital expenditures and the adverse effects of the economy and the credit markets on them, especially the business and operating and capital spending budgets of:
•	utilities;

•	industrial, institutional and commercial users of electricity;

•	grocery, drug and convenience store retailers; and

•	natural gas producers.
          While these economic and financial conditions, which have been adversely affecting our business since 2008, have shown some signs of improvement, the economy is still struggling to emerge from the recession and credit availability remains limited for nearly all enterprises, so there is no assurance economic improvement will continue or that these conditions will not deteriorate further during 2010 or thereafter. These conditions make it extremely difficult for our customers, our vendors, and us to accurately forecast and plan future business activities. We cannot predict the timing, strength or duration of an economic recovery, or what the magnitude of the effects of an economic recovery will be on our customers and our markets. Our future results of operations may be negatively impacted in future periods and may experience substantial fluctuations from period to period as a consequence of these factors, as such conditions and other factors restricting capital spending may affect the timing of orders from major customers. Until these economic and financial conditions improve sufficiently to allow our customers to gain confidence in an economic recovery, these factors could adversely affect our ability to meet our capital needs, support our working capital requirements and growth objectives, maintain our existing or secure new financing arrangements, or otherwise materially and adversely affect our business, financial condition and results of operations.
Our operating results can fluctuate significantly from period to period, which makes our operating results difficult to predict and can cause our operating results to be less than comparable periods and expectations from time to time.
          Our operating results have fluctuated significantly from quarter-to-quarter, period-to-period and year-to-year during our operating history and are likely to continue to fluctuate in the future due to a variety of factors, many of which are outside of our control. Factors that affect our operating results include the following:
•	the effects of general economic conditions, including the current significant downturn in the economy and the ongoing difficult capital and credit markets, and the strong likelihood of continuing future economic and market challenges negatively impacting our business operations and our revenues and net income, including the negative impact these conditions will have on the timing of and amounts of orders from our customers and the potential these factors have to negatively impact our access to capital to finance our business;

•	the size, timing and terms of sales and orders, including large customer orders, as well as the effects of the timing of project phases of completion, customers delaying, deferring or canceling purchase orders or making smaller purchases than expected;

•	our ability to increase our revenues through long-term recurring revenue projects in our distributed generation and utility infrastructure business units, recognizing that increasing our revenues from recurring revenue projects will require significant up-front capital expenditures and protract revenue and profit recognition, while increasing gross margins over the long-term, including our ability to sell, complete and recognize satisfactory levels of quarterly revenues and net income related to our project-based sales across our business lines, which are recognized and billed as they are completed, in order to maintain our current profits and cash flow and to satisfy our financial covenants in our credit facilities and to successfully finance the recurring revenue portion of our business model;

•	our ability to obtain adequate supplies of key components and materials of suitable quality for our products on a timely and cost-effective basis, including the impact of potential supply line constraints, substandard parts, and fluctuations in the cost of raw materials and commodity prices, including without limitation with respect to our EfficientLights business unit in relation to third party manufacturing arrangements we have with vendors in China;

•	the performance of our products, services and technologies, and the ability of our systems to meet the performance standards they are designed and built to deliver to our customers, including but not limited to our recurring revenue projects for which we retain the on-going risks associated with our ownership of the systems;

•	our ability to access significant capital resources on a timely basis in order to fulfill large customer orders and to finance capital required for recurring revenue projects;

•	our ability to implement our business plans and strategies and the timing of such implementation;

•	the pace of revenue and profit realization from our new businesses and the development and growth of their markets;

•	the timing, pricing and market acceptance of our new products and services;

•	changes in our pricing policies and those of our competitors;

•	variations in the length of our sales cycle and in the product and service delivery and construction process;

•	changes in the mix of our products and services having differing margins;

•	changes in our operating expenses, including prices for materials, labor and other components of our products and services, fuel prices including diesel, natural gas, oil and gasoline, and our ability to hedge these prices to protect our costs and revenues, minimize the impact of volatile exchange rates and mitigate unforeseen or unanticipated expenses;

•	changes in our valuation allowance for our net deferred tax asset, and the resulting impact on our current tax expenses, future tax expenses and balance sheet account balances;

•	the effects of severe weather conditions, such as hurricanes, on the business operations of our customers, and the potential effect of such conditions on our results of operations;

•	the life cycles of our products and services, and competitive alternatives in the marketplace;

•	budgeting cycles of utilities and other industrial, commercial and institutional customers, including impacts of the current downturn in the economy and difficult capital markets conditions on capital projects and other spending items;

•	changes and uncertainties in the lead times required to obtain the necessary permits and other governmental and regulatory approvals for projects;

•	the development and maintenance of business relationships with strategic partners such as utilities and large customers;

•	economic conditions and regulations in the energy industry, especially in the electricity, natural gas and oil sectors, including the effects of changes in energy prices, electricity pricing and utility tariffs;

•	changes in the prices charged by our suppliers;

•	the effects of governmental regulations and regulatory changes in our markets;

•	the effects of litigation, claims and other proceedings; and

•	our ability to make and obtain the expected benefits from the development or acquisition of technology or businesses, and the costs related to such development or acquisitions.
          Because we have little or no control over most of these factors, our operating results are difficult to predict. Any substantial adverse change in any of these factors could negatively affect our business and results of operations.
          Our revenues and other operating results are heavily dependent upon the size and timing of customer orders and payments, and the timing of the completion of those projects. The timing of large individual orders, and of project completion, is difficult for us to predict. Because our operating expenses are based on anticipated revenues over the long-term and because a high percentage of these are relatively fixed, a shortfall or delay in recognizing revenues could cause our operating results to vary significantly from quarter-to-quarter and could result in significant operating losses or declines in profit margins in any particular quarter. If our revenues fall below our expectations in any particular quarter, we may not be able to or it may not be prudent to reduce our expenses rapidly in response to the shortfall, which could result in us suffering significant operating losses or declines in profit margins in that quarter.
          As we develop new lines of business, our revenues and costs will fluctuate because generally new businesses require start-up expenses but take time for revenues to develop. Another factor that could cause material fluctuations in our quarterly results is the amount of recurring, as opposed to project-based, sources of revenue we generate for our distributed generation and utility infrastructure projects. To date, the majority of our Energy and Smart Grid Solutions segment revenues have consisted of project-based distributed generation revenues, project-based utility infrastructure revenues and sales of EfficientLights lighting fixtures, which are recognized as the sales occur or the projects are completed. However, we have focused our marketing efforts on developing more sales under our recurring revenue model, for which the costs and capital is invested initially and the related revenue and profit is recognized over the life of the contract, generally five to fifteen years. Recurring revenue projects, compared to project-based sales, result in delayed recognition of revenue and net income, especially in the short-term, as we implement an increased number of these recurring revenue projects.

          Our Energy Services segment operating results will vary as a result of fluctuations in energy prices. For example, during the 2007-2008 period, the high price of natural gas led to an increase in production activity by Southern Flow’s customers, resulting in higher revenues and net income. However, recent declining prices of natural gas have led to a decline in production activity by Southern Flow’s customers, resulting in reduced revenue growth and lower net income. Since energy prices tend to be cyclical, future cyclical changes in energy prices are likely to affect our Energy Services segment’s future revenues and net income. In addition, Southern Flow’s Gulf Coast customers are exposed to the risks of hurricanes and tropical storms, which can cause fluctuations in Southern Flow’s results of operations, adversely affecting results during hurricane season due to the effects on our customers and operations, and then potentially enhancing results after the season due to rebuilding and repair efforts which require our services. Results from our WaterSecure operations also fluctuate significantly with changes in oil and natural gas prices and oil and natural gas production in Colorado.
          Due to these factors and the other risks discussed or incorporated by reference in this prospectus supplement, you should not rely on quarter-to-quarter, period-to-period or year-to-year comparisons of our results of operations as an indication of our future performance. Quarterly, period and annual comparisons of our operating results are not necessarily meaningful or indicative of future performance. As a result, it is likely that, from time to time, our results of operations could fall below historical levels or the expectations of public market analysts and investors, which could cause the trading price of our common stock to decline.
We may not be able to remain profitable or return to or exceed the levels of revenues, profits and growth that we have experienced in recent years.
          In recent years our operations have generally been profitable and, until 2009, we generally experienced a high rate of growth in our revenues. We may not be able to return to or exceed our historic levels of growth, revenues or profitability in future periods due to the factors listed in this item as well as other factors discussed elsewhere in this prospectus supplement or the documents incorporated herein by reference. For example, the difficult economic conditions are negatively affecting our markets and our customers’ demand for our products, services and systems. Also, due to sales of our products and services under our recurring revenue model, which model entails significant up-front capital expenditures and costs with the corresponding revenues being realized over an extended number of years, as well as due to costs we incur in connection with the expansion of new businesses, products and services, our revenues and profits may not grow in the future at the same rates as they have grown in the past or could even decline, and we also could incur expenses and capital expenditures in the short-term that could adversely affect our operating results. As a result, there is no assurance that we will continue to generate revenues and profits in future periods that exceed or are comparable to prior periods, or that we will be profitable in any particular future period. If our future growth rates, revenues and margins do not meet our expectations, or if our operating expenses are higher than we anticipate, then our results of operations could be materially and adversely affected.
We may require a substantial amount of additional funds to finance our capital requirements and the growth of our business, and we may not be able to raise a sufficient amount of funds to do so on terms favorable to us and our stockholders, or at all.
          We may need to obtain additional capital to fund our capital obligations and to finance the growth and expansion of our businesses. For example, we may need substantial capital to finance the development and growth of our recurring revenue projects, which are heavily capital intensive. In addition, our EfficientLights business unit has experienced a high growth rate, which has required, and will likely continue to require, additional funds to finance its working capital needs. Moreover, from time to time as part of our business plan, we engage in discussions regarding potential acquisitions of businesses and technologies. While our ability to finance future acquisitions could depend on our ability to raise additional capital, as of the date of this prospectus supplement, we have not entered into any agreement committing us to any such acquisition. Moreover, unanticipated events, and events over which we have no control, could increase our operating costs or decrease our ability to generate revenues from product and service sales, necessitating additional capital. We continually evaluate our cash flow requirements as well as our opportunity to raise additional capital in order to improve our financial position. In addition, we continually evaluate opportunities to improve our credit facilities, through increased credit availability, lower debt costs or other more favorable terms. We cannot provide any assurance that we will be able to maintain our existing debt facilities, raise additional capital or replace our current credit facility when needed or desired, or that the terms of any such financing will be favorable to us and our stockholders.
          We entered into an expanded revolving credit facility in November 2008, under which we have a maximum credit line of $50 million. The credit facility matures November 12, 2011, but we have the option prior to that maturity date, assuming we are in compliance with all our financial covenants and not otherwise in default, to convert a portion of the outstanding principal balance under that credit facility into a non-revolving term loan for a two year period expiring November 12, 2013, with quarterly payments based upon a four year amortization. However, upon maturity of the credit facility in November 2011, we would still need to refinance any balance of our credit facility that is not so converted, and to obtain funding for our future capital requirements. As of December 31, 2009, we had no borrowings outstanding under our credit facility and were in full compliance with all our covenants, and thus the full amount was available to us.
          Our ability to borrow under the revolving credit facility is subject to our ability to satisfy a number of financial covenants, including a maximum leverage ratio, minimum fixed charge coverage ratio, minimum asset coverage ratio, minimum consolidated tangible net worth and maximum debt to net worth ratio. Our ability to satisfy those covenants depends principally upon our ability to achieve positive operating performance. If we are unable to fully satisfy the financial covenants of the credit facility, and any such failure is not waived by our lenders, then we will be in breach of the terms of our credit facility. Our obligations under the credit facility are secured by a first priority security interest in substantially all of the assets of our operating subsidiaries, which have guaranteed the credit facility. Any breach of the covenants in the credit facility could result in a default under the credit facility, and lead to an acceleration of the payment of all outstanding debt owed, which could materially and adversely affect our financial condition. In such case, we would seek an amendment, or a waiver of any breach of any term, of our credit agreement or consider other options, such as raising capital through an equity issuance to pay down debt, which could be dilutive to stockholders. There can be no assurance that our lenders would agree to any such amendment or waiver. In the event we obtain such an amendment or waiver under our credit agreement, we would likely incur additional fees and higher interest expense.
          Moreover, we could be adversely affected by the failure of one or more of our lenders to fulfill their commitments under our credit facility, due to the recent crisis in the financial markets and banking industry. Our credit facility is provided by a syndicate of several financial institutions, with each institution agreeing severally, and not jointly, to make revolving credit loans to us in accordance with the terms of the credit agreement. If one or more of these financial institutions were to default on its obligation to fund its commitment, the portion of the credit facility provided by such defaulting financial institution would not be available to us.
          We may seek to raise any needed or desired additional capital from the proceeds of public or private equity or debt offerings at the holding company level or at the subsidiary level or both, through asset or business sales, from traditional credit financings or from other financing sources. Our ability to obtain additional capital when needed or desired will depend on many factors, including market conditions, our operating performance and investor sentiment, and thus cannot be assured. In addition, depending on how it is structured, raising capital could require the consent of our lenders. Even if we are able to raise additional capital, the terms of any financing could be adverse to the interests of our stockholders. For example, the terms of a debt financing could include covenants that restrict our ability to operate our business or to expand our operations, while the terms of an equity financing, involving the issuance of capital stock or of securities convertible into capital stock, could dilute the percentage ownership interests of our stockholders, and the new capital stock or other new securities could have rights, preferences or privileges senior to those of our current stockholders.
          We cannot provide any assurance that sufficient additional funds will be available to us when needed or desired or that, if available, such funds can be obtained on terms favorable to us and our stockholders and acceptable to our lending group, if its consent is required. Our inability to obtain sufficient additional capital on a timely basis on favorable terms could have a material adverse effect on our business, financial condition and results of operations.

Restrictions imposed on us by the terms of our credit facility limit how we conduct our business and our ability to raise additional capital.
          The terms of our credit facility contain financial and operating covenants that place restrictions on our activities and limit the discretion of our management. These covenants place significant restrictions on our ability to:
•	incur additional indebtedness;

•	create liens or other encumbrances;

•	issue or redeem our securities;

•	make dividend payments, stock repurchases and investments;

•	incur capital expenditures above certain limits;

•	amend our charter documents;

•	sell or otherwise dispose of our or our subsidiaries’ stock or assets;

•	liquidate or dissolve;

•	make acquisitions above certain limits; or

•	reorganize, recapitalize or engage in a similar business transaction.
          Any future financing arrangements will likely contain similar or more restrictive covenants. As a result of these restrictions, we may be:
•	limited in how we conduct our business;

•	unable to raise additional capital, through debt or equity financings, when needed for our operations and growth; and

•	unable to compete effectively, make desired acquisitions or to take advantage of new business opportunities.
          The need to comply with the terms of our debt obligations may also limit our ability to obtain additional financing and our flexibility in planning for or reacting to changes in our business. If, as a result of these covenants, we are unable to pursue a favorable transaction or course of action or to respond to an unfavorable event, condition or circumstance, then our business could be materially and adversely affected.
A large portion of our revenues and operating results in recent years was driven by significant purchase commitments from one customer, and if we do not continue to receive additional significant purchase commitments in the future from other customers, our revenues and operating results could be significant less than in those prior years.
          From 2006 though 2008, we derived a very significant portion of our revenues from one customer, Publix, which had made large purchase commitments generating significant revenues and enhancing our operating results. Sales to Publix accounted for 53% of our consolidated revenues in 2006, 47% in 2007 and 33% in 2008. However, by the end of 2008 we had completed a majority of the projects that we were awarded by Publix, and, as a result, revenues from Publix represented only 11% of our consolidated revenues during 2009. We do not expect sales to Publix to represent a significant portion of our sales in the future. In addition, from time to time, we have other customers that account for more than 10% of our consolidated revenues during a year, and we receive other significant, non-recurring purchase orders from customers. See “Item 1. Business—Customers” above. While we have been diversifying our markets and customer base in order to replace the loss of those large Publix orders and to reduce our dependence on any one or small group of customers in the future, there is no assurance we will be successful in obtaining additional significant purchase commitment from other customers. If we are unable to obtain additional significant purchase orders in the future and to otherwise diversify and expand our customer base, our revenues and net income in future periods could be significantly less than from 2006 through 2008.

          Our success will depend on our continued ability to develop new relationships and to maintain beneficial relationships with our current utility partners and with significant customers and to generate project-based and recurring revenues from those relationships. We cannot provide any assurance that we will be able to attract additional large customer orders in the future to replace revenues from large customer orders in prior years, or that our existing customers will continue to purchase our products and services in future years in the same amounts as in prior years. Our business and operating results would be adversely affected by:
•	the loss of one or more large customers;

•	any cancellation of orders by, or any reduction or delay in sales to, these customers, including actual customer purchases being less than originally expected when we received the project or sales awards;

•	the failure of large purchase commitments to be renewed or to recur;

•	delays in timing of future projects with existing and new customers;

•	our inability to successfully develop relationships with additional customers; or

•	future price concessions that we may have to make to these customers.
We do not have long-term commitments for significant revenues with most of our customers and may be unable to retain existing customers, attract new customers or replace departing customers with new customers that can provide comparable revenues.
          Because we generally do not obtain firm, long-term volume purchase commitments from our customers, most of our contracts and commitments from our customers are short-term and project-based, although we are focusing on enhancing our long-term commitments through securing additional recurring revenue projects. As long as the majority of our revenues continue to be recognized on a project by project basis, we remain dependent upon securing new contracts in the future in order to sustain and grow our revenues. Accordingly, there is no assurance that our revenues and business will grow in the future. We cannot provide any assurance that our customers will continue to use our products and services or that we will be able to replace, in a timely or effective manner, canceled, delayed or reduced orders with new business that generates comparable revenues. Further, we cannot assure you that our current customers will continue to generate consistent amounts of revenues over time. Our failure to maintain and expand our customer relationships could materially and adversely affect our business and results of operations.
A significant portion of our backlog consists of non-contractual orders that can be deferred or cancelled by the customers, which could materially and adversely affect our results of operations.
          A significant portion of the orders in our backlog are not based on contracts and thus are subject to delay, deferral, reduction or cancellation from time to time by our customers. However, we purchase inventory and equipment, and expend labor resources, on these orders in advance of their delivery and completion, which puts us at risk of incurring expenses against which anticipated revenues may be deferred, reduced or even lost. Accordingly, if a significant amount of orders are deferred, reduced or cancelled, our financial condition and results of operations, including our revenues, gross margins, net income and cash flow, could be materially and adversely affected.
The quality and performance of our products are, in part, dependent on the quality of their component parts that we obtain from various suppliers, which makes us susceptible to performance issues that could materially and adversely affect our business, reputation and financial results.
          Our distributed generation systems, switchgear, lighting products and utility infrastructure systems are sophisticated and complex, and the success of these systems and products is dependent, in part, upon the quality and performance of key components and materials, such as engines, generators, breakers, fuel systems, LED and other lighting technologies, and other complex electrical components. While we strive to utilize high quality component parts from reputable suppliers, and to backup their quality and performance with manufacturers’ warranties, even the best parts and components have performance issues from time to time, and these performance issues create significant financial and operating risks to our business, operations and financial results. In addition, because we regularly develop new products and technical designs, we often incorporate component parts into these new products in configurations, for uses, and in environments, for which limited experience exists that exposes us to performance risks which may or may not be covered by warranties. These risks include the expense, time, focus and resources involved in repairing, replacing or modifying distributed generation systems, generators, engines, alternators, switchgear systems and light systems for component part malfunctions and other performance issues, whether or not covered under manufacturers’ warranties, and the burden and costs we would incur due to manufacturers disputing or failing to timely and fully honor their warranty obligations for quality and performance issues. These risks also include the potential material and adverse effects on our business, operations, reputation and financial results due to the cancellation or deferral of projects by our customers, or claims made by our customers for damages, as a result of performance issues. In addition, the mere existence of performance issues, even if finally resolved with our suppliers, can have an adverse effect on our reputation for quality, which could adversely affect our business.
          Although we believe the warranties provided by our suppliers generally cover many of these performance issues, from time to time we face disputes with our suppliers with respect to those performance issues and their warranty obligations, or the performance issues are not covered by those manufacturer’s warranties, and our customers may claim to incur damages as a result of those performance issues. In those cases, we vigorously defend our position and rights, including our warranty rights, and we take all commercially practical actions to ensure our customers are fully satisfied with the quality of our products and services and do not incur any damages. We estimate that from time to time we have performance issues with an amount equivalent to approximately 5-10% of our estimated annual revenues related to component parts installed in distributed generation systems, lighting products and other products and equipment we have sold to various customers across our business lines, and additional performance issues could arise in the future.
          We work collaboratively with the manufacturers to resolve these performance issues. However, in the event the manufacturers’ solutions do not fully satisfy the required performance standards, we could incur additional costs to replace, rebuild, or repair these systems, as well as incur adverse material future financial consequences related to the cancellation of customer contracts, including reduced revenues, additional expenses and capital costs, and asset write-offs. In certain instances, these performance issues could also result in claims for damages from us by our customers. To date, manufacturers have rectified these performance issues to meet our customers’ required performance standards with minimal additional cost to us. However, we cannot provide any assurance that an acceptable solution will be achieved in each case in the future, and we cannot accurately estimate the timing or costs to us associated with such solutions. Additionally, the outcome of any warranty claims is inherently difficult to predict due to the uncertainty of technical solutions, costs, customer requirements, and the uncertainty inherent in litigation and disputes generally. Thus, there is no assurance that we will not be adversely affected by performance issues with key parts and components in our systems. If any of these risks related to the quality of the components occur, our business and our financial results could be harmed.
Because our future success depends, in part, upon the success of our recurring revenue project business model, which requires us to make up-front investments in capital for distributed generation equipment and utility infrastructure that we will continue to own, and therefore requires us to incur the risks associated with ownership, if we do not receive substantially all of the benefits anticipated by those projects or if one or more of the risks associated with those projects materializes, then our financial condition and results of operations could be materially and adversely affected.
          A growing portion of our revenues, cash flow and net income is generated by our recurring revenue projects, in which we install and own distributed generation systems and utility infrastructure and realize recurring revenues derived from regular fees paid by the customer to utilize these assets over a long-term contract, typically five to fifteen years. The revenues from these business arrangements include fixed free contracts, variable fee contracts, and fees which are dependent on the energy cost reductions realized by our customers. While to date recurring revenue projects have constituted only a modest portion of our revenue base, they are growing significantly, and we expect and intend that they will represent a more significant portion of our revenues in the future. The success of these recurring revenue projects is dependent upon our ability to realize the revenues over the life of the contracts and on our ability to manage the costs of those projects. Accordingly, if we do not realize most of the revenues of these recurring revenue projects, or if the costs to operate or maintain these systems increases significantly, or if one or more material risks related to these projects discussed below materializes, our business and operating results could be materially and adversely affected.
          Under these recurring revenue projects, we derive recurring revenues from our customers, which revenue stream enhances the size and dependability of our revenues, cash flow, gross margins and income over the long-term. However, the amount of anticipated recurring revenues and related gross margins and cash flows from these long-term projects are based on a number of assumptions and estimates, including those pertaining to customer demand, energy consumption, energy costs and savings, tariff structures, our monitoring ability, the quality, reliability and availability of the associated equipment, our capital resources, and the initial and ongoing expenses of the projects. Changes in our estimates or assumptions causing us to fail to realize the benefits of these recurring revenue projects may result in the recurring revenues, gross margins on those revenues and cash flows we receive being substantially less than expected.
          Moreover, these recurring revenue projects have certain risks associated with them, in addition to the risks associated with our traditional turn-key distributed generation sales, due to our continued ownership of the underlying equipment and the nature of the relationship we have with the customers under these projects. These risks of engaging in recurring revenue projects include the following:
•	disputes arising with the customer about the project that ultimately results in either the customer requiring us, or in us determining, to remove the equipment from the customer’s site, which could result in a significant loss in revenues and cash flow until the equipment can be re-deployed in a new project or, if the equipment is not re-usable, a significant write-down of our assets;

•	our inability to receive the intended benefits from the project due to changes associated with the distributed generation model, such as due to changes in tariff structures or customer requirements;

•	our inability to receive recurring revenues due to customer issues, such as deterioration in the customer’s ability to pay our ongoing fees or a dispute with the customer delaying, deferring or reducing the project fees payable to us;

•	the failure of the equipment to properly function and to perform and deliver the intended benefits, which could result in claims by the customer for damages to its equipment, lost revenues and profits or safety issues and in attempts by the customer to cancel the contract related to the project or to refuse or to delay making payments in amounts we believe are due to us under those contracts;

•	new regulations, or changes in the interpretation of existing regulations, such as those pertaining to air emissions or those relating to the requirements and conditions for the ownership of power generation systems, that could render our projects no longer economically viable, or technically obsolete, or legally impractical;

•	the costs of operating and maintaining the systems increases significantly, including fuel costs, maintenance expenses;

•	damages, payment delays and other issues due to issues with the performance of component parts;

•	injuries to persons caused by problems or failures of equipment owned by us; and

•	environmental effects, such as fuel spills, requiring costly and time-consuming remediation efforts and potentially subjecting us to fines and penalties related to environmental requirements and regulations.
          Accordingly, we cannot provide any assurance that we will realize substantially all the benefits that we expect, or that our business will not face some of the risks, including the risks discussed above, related to these recurring revenue projects, on which we anticipate we will become more dependant in future periods. If we do not receive substantially all of the expected benefits, or if we face one or more significant risks, related to these recurring revenue projects, our financial condition and results of operations could be materially and adversely affected.
If we were to lose the services of one or more of our executive officers, we might not be able to execute our business strategy and our business could be materially and adversely affected.

          Our future success depends in large part upon the continued service of our executive officers. In particular, Sidney Hinton, our President and Chief Executive Officer, who is also the visionary and leader of our PowerSecure subsidiary, is critical to the overall management of our company as well as to the development of our business, our future growth and performance and our strategic direction. Although we have entered into employment agreements with our executive officers, we have key man life insurance only on Mr. Hinton, and it might not be in an amount sufficient to offset the adverse effects of the loss of his services to us. The loss of the services of any of our executive officers, especially Mr. Hinton, could materially and adversely affect our business, financial condition and results of operations.
If we are unable to continue to attract and retain key personnel, our business could be materially and adversely affected.
          We believe our future success and performance depends, in large part, upon our ability to attract and retain highly qualified leaders for our business units and technical, managerial, sales, marketing, finance and operations personnel. Competition for qualified personnel is intense, and we cannot assure you that we will be able to attract and retain these key employees in the future. The loss of the services of any of our key personnel could have a material adverse effect on our business. Although we have entered into employment agreements with our executive officers and the leaders of some of our business units, we generally do not have employment contracts with our other key employees. In addition, we do not have key person life insurance for most of our key personnel. We cannot assure you that we will be able to retain our current key personnel or that we will be able to attract and retain other highly qualified personnel in the future. We have from time to time in the past experienced, and we expect in the future to continue to experience, difficulty in hiring and retaining highly skilled employees with appropriate qualifications. If we are unable to attract and retain highly qualified personnel, our business could be materially and adversely affected.
Price increases in some of the key components in our products and systems could materially and adversely affect our operating results and cash flows.
          The prices of some of the key components of our products and systems are subject to fluctuation due to market forces beyond our control. If we incur price increases from our suppliers for key components in our products and systems or from our contractors, we may not be able to pass all of those price increases on to our customers in the form of higher sales prices, which would adversely affect our operating results and cash flows. For example, most of our revenues in recent years have been generated from fixed price distributed generation projects, and increases in the prices of key components in those projects, such as generators, diesel fuel, copper, aluminum and labor, would increase our operating costs and, accordingly, reduce our margins in those projects. Although we intend to adjust the pricing on future projects based upon long-term changes in the prices of these components, we generally cannot pass on short-term price increases on fixed pricing projects, and we may not be able to pass on all long-term price increases. Such price increases could occur from time to time due to spot shortages of commodities or labor, longer-term shortages due to market forces beyond our control or exchange rate fluctuations. An increase in our operating costs due to price increases from these components causing a reduction in our margins could materially and adversely affect our consolidated results of operations and cash flows.
We depend on sole source and limited source suppliers for some of the key components and materials in our products and systems, which makes us susceptible to supply shortages or price increases that could materially and adversely affect our business.
          We depend upon sole source and limited source suppliers for some of the key components and materials that we use in our products and systems. If we experience delays in receiving these components or parts, we will not be able to deliver our products and systems to our customers on a timely basis, which could defer revenue and income recognition, cause the cancellation or reduction of some projects and contracts or cause us to incur financial penalties. Also, we cannot guarantee that any of the parts or components that we purchase, if available at all, will be of adequate quality or that the prices we pay for these parts or components will not increase. For example, we are dependent upon obtaining a timely and cost-effective supply of generators for our distributed generation business, but from time to time these generators are in short supply, affecting the timing of our performance and cost of the generators. From time to time we may experience delays in production because the supply of one or more critical components is interrupted or reduced, or because of malfunctions or failures of key components, or we may experience significant increases in the cost of such components. If any of those events occurs and we have failed to identify an alternative vendor, then we may be unable to meet our contractual obligations and customer expectations, which could damage our reputation and result in lost customers and sales, or we may incur higher than expected expenses, either of which could materially and adversely affect our business, operations and results of operations.

Our business is subject to the risk of changes in utility tariff structures, which changes could materially and adversely affect our business as well as our financial condition and results of operations.
          Our business is dependent, in part, upon our ability to utilize distributed generation to create favorable pricing for customers based on existing tariff structures. If utility tariffs change in some regions, then our business would become less viable in those regions. Moreover, even if such tariffs do not change, if we are unable to obtain the expected benefits from those tariffs, our revenues and income would be materially and adversely affected. Changes in utility tariffs or our inability to obtain the benefits of tariff structures could materially and adversely affect our business, financial condition and results of operations.
Our business is subject to the risk of changes in environmental requirements, which changes could materially and adversely affect our business as well as our financial condition and results of operations.
          We presently utilize diesel powered generators in our systems. While these systems can be modified to utilize a blend of natural gas and diesel, and can also utilize biodiesel, diesel is the primarily fuel utilized across our fleet of systems. If regulatory requirements in the business regions of our customers are modified to unfavorably affect the utilization of diesel for generation, then our business could be materially and adversely affected. While, in such case, we would utilize our best efforts to find alternative power sources, there is no assurance those alternative sources would be economically acceptable. Thus, unfavorable changes to such regulatory environmental requirements could materially and adversely affect our business as well as our financial condition and results of operations.
In some of our project-based distributed generation system sales, the contracts with our customers have long-term performance requirements that subject us to risks.
          In some of our project-based distributed generation system sales, the contracts with our customers have long-term performance requirements that we are responsible for, and these projects subject us to risks due to our obligations under those contracts. For example, in some cases, we are responsible for the full maintenance on the generators and switchgear during the term of the contract, but the reserves we have set aside may not be sufficient to cover our maintenance obligations, and the maintenance package we have purchased designed to cover maintenance on the generators may not be adequate. In addition, changes in circumstances that were not contemplated at the time of the contract could expose us to unanticipated risks or to protracted or costly dispute resolution.
Utility companies or governmental entities could place barriers to our entry into the marketplace that could adversely affect our business.
          Utility companies or governmental entities could place barriers on the installation of our products or the interconnection of our distributed generation systems with the electric grid. Further, they could charge additional fees to our customers for installing distributed generation. These types of restrictions, fees or charges could impair our ability to sell our distributed generation systems, or the ability of our customers to effectively use our systems, or they could increase the costs of operating our systems. This could make our distributed generation systems less desirable, which could materially and adversely affect our business, financial condition and operating results.
We could become subject to burdensome government regulation that affects our ability to offer our products and services or that affects demand for our products and services.
          Our business operations are subject to varying degrees of federal, state, local and foreign laws and regulations. Regulatory agencies may impose special requirements for the implementation and operation of our products, services or technology that may significantly impact or even eliminate some of our target markets. We may incur material costs or liabilities in complying with government regulations. In addition, potentially significant laws, regulations and requirements may be adopted or imposed in the future. For example, our recurring revenue projects could be materially and adversely affected by new laws or regulations, or new interpretations of existing laws and regulations, that would ban the ownership of power generation by a third party, such as us. Furthermore, some of our customers must comply with numerous laws and regulations.

          In February 2009, Congress adopted a stimulus package entitled the American Recovery and Reinvestment Act, commonly referred to as ARRA. ARRA provides funding for various energy projects and directly impacts alternative generation technologies, renewable energy requirements, environmental restrictions and costs and incentives to invest in the electric grid in the United States. While some of the measures, requirements, benefits and funding in this legislation directly and indirectly benefit our business, our customers and our unity partners, other aspects of ARRA benefit our competitors and competitive technologies. Currently, ARRA is not material impacting our business. However, changes in priorities, spending approvals or beneficiaries of ARRA could impact our business in a more significant manner in the future.
          The modification or adoption of future laws and regulations could adversely affect our business and our ability to continually modify or alter our methods of operations at reasonable costs. We cannot provide any assurances that we will be able, for financial or other reasons, to comply with all applicable laws and regulations. If we fail to comply with these laws and regulations, we could become subject to substantial penalties or restrictions that could materially and adversely affect our business.
We face numerous accident and safety risks and hazards that are inherent in energy operations.
          Portions of our operations are subject to many hazards and risks inherent in the servicing and operation of natural gas lines and production water disposal sites, including encountering unexpected pressures, explosions, fires, natural disasters, blowouts, cratering and pipeline ruptures. For example, our WaterSecure operations suffered fires in 2008 that resulted in personal injuries, damages to property and the loss of revenues, net income and cash flow due to business interruption, as well as a currently pending lawsuit against the underlying business, and will increase future operating expenses due to safety measures being implemented. Additionally, we face risks related to the manufacture, installation, sale, servicing and operation of electrical equipment such as our distributed generation system equipment and the operation of our utility infrastructure business, including electric shocks and other physical hazards inherent in working with electrical equipment, and these hazards and risks could result in personal injuries, loss of life, environmental damage and other damage to our properties and the properties of others and other consequential damages, and could lead to the suspension of certain of our operations, large damage claims, damage to our safety reputation and loss of business. If these risks materialize they could result in losses to us as the result of fatalities, personal injuries, damage to property and business interruption, some of which could occur for uninsurable or uninsured risks or could exceed our insurance coverage. Therefore, the occurrence of a significant accident, or other risk event or hazard, that is not fully covered by insurance could materially and adversely affect our business and financial results, and even if fully covered by insurance could materially and adversely affect our business due to the impact on our reputation for safety. In addition, the risks inherent in our business are such that we cannot assure you that we will be able to maintain adequate insurance in the future at reasonable rates.
Because many of our businesses and our product offerings have limited histories and their business strategies are still being developed and are unproven, their markets are limited and concentrated, and limited information is available to evaluate their future prospects.
          Our business strategy includes the development and expansion of new businesses and product lines from time to time. Examples of recent new product offerings and those in development include our EfficientLights refrigerated case lights, our new LED-based street lights being developed by EfficientLights, our PowerPackages medium speed engine business that we acquired in 2009, our new SmartStation and micro-grid products, and new engine and generator technologies. Our plans and strategies with respect to these new businesses and product offerings are often based on unproven models and are continually being modified as we seek to maximize their potential. In addition, our new businesses have a limited number of customers, and our future success depends in large part upon our ability to expand our customer base and to enhance and develop our products and services in these new businesses so that they will generate significant revenues, profits and cash flow.
          As a company developing new businesses in the rapidly evolving energy and technology markets, we face numerous risks and uncertainties that are described in this item as well as other parts of this prospectus supplement or the documents incorporated herein by reference. Some of these risks relate to our ability to:

•	anticipate and adapt to the changing regulatory climate for energy and technology products, services and technology;

•	provide these new products and services at price points that deliver economic benefits to our customers and to us;

•	expand our customer base in our new businesses;

•	anticipate and adapt to the changing energy markets and customer preferences;

•	attract, retain and motivate qualified personnel and leaders for these new businesses;

•	respond to actions taken by our competitors;

•	integrate acquired businesses, technologies, products and services;

•	generate revenues, gross margins, cash flow and profits from sales of new products and services; and

•	implement effective marketing strategies to promote awareness of our new businesses, products and services.
          Our business and financial results in the future will depend heavily on the market acceptance and profitability of our new businesses and these new product and service offerings. If we are unsuccessful in addressing these risks or in executing our business strategies, or if our business model fails or is invalid, then our business could be materially and adversely affected.
Changes in our product mix could materially and adversely affect our business.
          The margins on our revenues from some of our product and service offerings are higher than the margins on some of our other product and service offerings. For example, the operating margins we obtain on recurring revenue contracts are generally higher than the margins we obtain on project-based sales. Our margins can also fluctuate based upon competition, alternative products and services, operating costs, tariff systems and contractual factors. In addition, we cannot currently accurately estimate the margins of some of our new and developing products and services due to their limited operating history. Our new products and services may have lower margins than our current products and services. If in the future we derive a proportionately greater percentage of our revenues from lower margin products and services, then our overall margins on our total revenues will decrease and, accordingly, will result in lower profits and less cash flow on the same amount of revenues.
Severe, adverse weather conditions, such as hurricanes and tropical storms, can cause a severe disruption in the business of Southern Flow by significantly reducing the short and mid-term demand of its customers.
          Southern Flow’s business is in large part dependent upon the business of large oil and natural gas producers. Severe, adverse weather conditions, such as hurricanes and tropical storms, can cause serious disruptions in the production activities of those customers, which in turn reduces their demand for Southern Flow’s services. While such production reductions tend to be temporary and after time production levels tend to return to normal levels, such disruptions can cause Southern Flow to lose revenue that is generally not replaceable. Because Southern Flow’s expenses tend to be fixed, at least in the short-term, these temporary revenue losses can have a significant effect on Southern Flow’s net income and cash flows. In the event that these losses extend over a longer period of time, then they could have a material adverse impact on our revenues, financial condition and results of operations.
We are subject to lawsuits, claims and proceedings from time to time, and in the future we could become subject to new proceedings, and if any of those proceedings are material and are successfully prosecuted against us, our business, financial condition and results of operations could be materially and adversely affected.
          From time to time, we are involved in a variety of claims, suits, investigations, proceedings and legal actions arising in the ordinary course of our business, including actions with respect to labor and employment, taxes, breach of contract, property damage and other matters. For example, from time to time, we are involved in disputes relating to the scope of our services, or services that we receive from our vendors, and charges or fees relating to those services. These disputes have historically been limited in number and dollar amount and, in the opinion of management, based upon current information, no currently pending or overtly threatened claim is expected to have a material adverse effect on our business, financial condition or results of operations. However, our historical experience is not necessarily indicative of the number or dollar amount of future disputes or claims, and the ultimate outcome of these types of matters cannot be accurately predicted due to the inherent uncertainty of litigation. We have vigorously defended all claims against us in the past, and intend to continue to do so in the future. However, even if we are successful on the merits, any pending or future lawsuits, claims or proceedings could be time-consuming and expensive to defend or settle and could result in the diversion of significant management time and operational resources, which could materially and adversely affect us. In addition, it is possible that an unfavorable resolution of one or more such disputes, claims or proceedings could in the future materially and adversely affect our financial position, results of operations or cash flows.
We extend product warranties which could adversely affect our operating results.
          We provide a standard one year warranty for our distributed generation and switchgear equipment and a five year warranty for our EfficientLights lighting products. In certain cases, we offer extended warranty terms for those product lines. We reserve for the estimated cost of product warranties when revenue is recognized, and we evaluate our warranty reserves periodically by reviewing our warranty repair experience. While we engage in product quality programs and processes, including monitoring and evaluating the quality of our components suppliers and instituting methods to remotely detect and correct failures, our warranty obligation is affected by actual product failure rates, parts and equipment costs and service labor costs incurred in correcting a product failure. Our warranty reserves may be inadequate due to undetected product defects, unanticipated component failures, or changes in estimates for material, labor and other costs we may incur to replace projected product failures. As a result, if actual product failure rates, parts and equipment costs, or service labor costs exceed our estimates, our operating results could be adversely impacted.
If we fail to successfully educate our potential customer and utility partners about the benefits of our distributed generation systems or if the market otherwise fails to continue to develop and expand the need for our solutions, or if new technologies become viable alternatives, then our business could be limited and adversely affected.
          Our future success depends in large part upon the growth of the commercial acceptance of our distributed generation energy solutions. If we are unable to successfully educate our potential customers and utility partners about the benefits of our solutions, and gain their acceptance of the advantages our products have over alternative solutions, then our ability to sell and to grow the market for our distributed generation systems will be limited. In addition, because smart grid, demand response and distributed generation technologies and solutions are rapidly evolving, we cannot accurately assess the growth potential in the market, and we may not be able to accurately assess the trends that may emerge and affect our business. For example, we may have difficulty predicting customer needs and developing solutions that address those needs. If the market for our distributed generation systems does not continue to grow, our ability to grow our business could be limited, which could materially and adversely affect our business, financial condition and results of operations.
Because we are dependent upon the utility industry for a growing portion of our revenues, reductions or deferrals of purchases of our products and services by utilities or their customers could materially and adversely affect our business.
          One of our marketing approaches involves partnering with utilities and selling our products and services to their large commercial, institutional, federal and industrial customers. We have generated a significant portion of our revenues using this approach. However, the purchasing patterns of these customers are cyclical and generally characterized by long budgeting, purchasing and regulatory processes. These customers typically issue requests for quotes and proposals, establish committees to evaluate the purchase proposals, review different technical options with vendors, analyze performance and cost/benefit justifications and perform a regulatory review, in addition to applying budgetary approval processes and operational and financial justifications. In addition, utilities and their customers may defer purchases of our products and services if the utilities reduce capital expenditures as the result of the currently difficult economic and financial market conditions, mergers and acquisitions, pending or unfavorable regulatory decisions, poor revenues due to weather conditions, rising interest rates or general economic downturns, among other factors. These unfavorable conditions could reduce the demand for our products and services and materially and adversely affect our business.
Consolidation in our customer base and utility relationships generates risks that could adversely affect our business.
          From time to time industry consolidation can occur and impact our customers and potential customers, as well as our utility relationships and potential utility relationships. Industry consolidation has the potential to impact virtually every area of our business. This includes our Energy and Smart Grid Segment businesses, consisting of Interactive Distributed Generation, Energy Efficiency and Utility Infrastructure, as well as our Energy Services businesses, consisting of Southern Flow and WaterSecure. In each of these businesses, industry consolidation has the potential have both a negative and a positive effect on our business. The risks created by industry consolidation include, but are not limited to, instances where our customers or utility company relationships are purchased by other customers or utilities who:
•	have vendors other than us from which they prefer to source our products and services;

•	seek to reduce the prices they pay for our products and services;

•	have not adopted our methodologies and technology;

•	impact organizational structures and personnel such that our relationships are negatively affected; or

•	in the case of utilities, the consolidation leads to changes in tariff structures that are unfavorable to our business.
Many of our products and services experience long and variable sales cycles, which could have a negative impact on our results of operations for any given quarter or year.
          Purchases of our products and services are usually significant financial investments for our customers and are used by our customers to address important and complex business needs. Customers generally consider a wide range of issues before making a decision to purchase our products and services. Before customers commit to purchase our products, they often require a significant technical review, assessment of competitive products and approval at a number of management levels within their organization. Our sales cycle may vary based on the industry in which the potential customer operates and is difficult to predict for any particular transaction. The length and variability of our sales cycle makes it difficult to predict whether particular sales commitments will be received in any given quarter. During the time our customers are evaluating our products and services, we may incur substantial sales and marketing and research and development expenses to customize our products to the customer’s needs. We may also expend significant management efforts, increase manufacturing capacity, order long-lead-time components or purchase significant amounts of inventory prior to receiving an order. Even after this evaluation process, a potential customer may not purchase our products. As a result, these long sales cycles may cause us to incur significant expenses without receiving revenue to offset those expenses.
If we are unable to develop new and enhanced products and services that achieve market acceptance in a timely manner, our operating results and competitive position could be harmed.
          Our future success will depend on our ability to develop new and enhanced products and services that achieve market acceptance in a timely and cost-effective manner. The markets in which our businesses operate are characterized by frequent introductions of new and enhanced products and services, evolving industry standards and regulatory requirements, government incentives and changes in customer needs. The successful development and market acceptance of our products and services depends on a number of factors, including:
•	the changing requirements and preferences of the potential customers in our markets;

•	the accurate prediction of market requirements, including regulatory issues;

•	the timely completion and introduction of new products and services;

•	the quality, price and performance of new products and services;

•	the availability, quality, price and performance of competing products, services and technologies;

•	our customer service and support capabilities and responsiveness;

•	the successful development of our relationships with existing and potential customers; and

•	changes in industry standards.
          We may experience financial or technical difficulties or limitations that could prevent us from introducing new or enhanced products or services. Furthermore, any of these new or enhanced products and services could contain problems that are discovered after they are introduced. We may need to significantly modify the design of these products and services to correct problems. Rapidly changing industry standards and customer preferences and requirements may impede market acceptance of our products and services. Our business could be materially and adversely affected if we experience difficulties in introducing new or enhanced services and products or if these products and services are not received favorably by our customers.
          Development and enhancement of our products and services will require significant additional expenses and could strain our management, financial and operational resources. The lack of market acceptance of our products or services or our inability to generate sufficient revenues from this development or enhancements to offset their costs could have a material adverse effect on our business. In addition, we may experience delays or other problems in releasing new products and services and enhancements, these delays or problems may cause customers to forego purchases of our products and services to purchase those of our competitors.
          We cannot provide assurance that products and services that we have recently developed or that we develop in the future will achieve market acceptance. If our new products and services fail to achieve market acceptance, or if we fail to develop new or enhanced products and services that achieve market acceptance, our growth prospects, operating results and competitive position could be adversely affected.
Rapid technological changes may prevent us from remaining current with our technological resources and maintaining competitive product and service offerings.
          The markets in which our businesses operate are characterized by rapid technological change. Significant technological changes could render our existing and planned new products, services and technology obsolete. Our future success will depend, in large part, upon our ability to:
•	effectively use and develop leading technologies;

•	continue to develop our technical expertise;

•	enhance our current products and services with new, improved and competitive technology; and

•	respond to technological changes in a cost-effective manner.
          If we are unable to successfully respond to technological change or if we do not respond to it in a cost-effective manner, then our business will be materially and adversely affected. We cannot assure you that we will be successful in responding to changing technology. In addition, technologies developed by others may render our products, services and technology uncompetitive or obsolete. Even if we do successfully respond to technological advances, the integration of new technology may require substantial time and expense, and we cannot assure you that we will succeed in adapting our products, services and technology in a timely and cost-effective manner.
Failures in the integrity of our current systems and future system upgrades could materially affect our business performance and our ability to accurately and timely report our financial results.
          Our ability to generate accurate and timely financial information for management reporting and public reporting purposes is dependent on the integrity and stability of our current financial systems and upgrades to our systems. This includes our financial and operational systems and underlying processes. Disruptions in our systems integrity could lead to operational issues and inefficiencies in our business which could be material. Our significant growth requires that we upgrade our financial systems from time to time, and we expect we will require a financial and operational system upgrade in the next few years. We expect that this financial system upgrade will improve our financial operations once it is complete, but transitional issues could occur during installation which could adversely impact our performance as well as the integrity or timing of our financial results.
We face intense competition in the markets for our products, services and technology, and if we cannot successfully compete in those markets, our business could be materially and adversely affected.
          The markets for our products, services and technology are intensely competitive and subject to rapidly changing technology, new competing products and services, frequent performance improvements and evolving industry standards. The markets for energy solutions are fragmented. We compete against traditional supply-side resources as well as against solutions offered by utilities and competitive electricity suppliers. We expect the intensity of competition to increase in the future because the growth potential and deregulatory environment of the energy market have attracted and are anticipated to continue to attract many new competitors, including new businesses as well as established businesses from different industries. In addition, the economic downturn has resulted in supply-side imbalances in some of our markets. As a result of increased competition, we may have to reduce the price of our products and services, and we may experience reduced gross margins and loss of market share, which could significantly reduce our future revenues and operating results.
          Many of our existing competitors, as well as many potential new competitors, have longer operating histories, greater name recognition, larger customer bases and significantly greater financial, technical, marketing, manufacturing and other resources than we do. This may enable our competitors to respond more quickly to new or emerging technologies and changes in customer requirements or preferences and to devote greater resources to the development, promotion and sale of their products and services than we can. Our competitors may be able to undertake more extensive marketing campaigns, adopt more aggressive pricing policies and make more attractive offers to potential employees, customers, strategic partners and suppliers and vendors than we can. Our competitors may develop products and services that are equal or superior to the products and services offered by us or that achieve greater market acceptance than our products do. In addition, current and potential competitors have established or may establish cooperative relationships among themselves or with third parties to improve their ability to address the needs of our existing and prospective customers. As a result, it is possible that new competitors may emerge and rapidly acquire significant market share or impede our ability to acquire market share in new markets. We cannot assure you that we will have the financial resources, technical expertise, portfolio of products and services or marketing and support capabilities to compete successfully in the future. Our inability to compete successfully or to timely respond to market demands or changes could have a material adverse effect on our business, conditions and results of operations.
If we fail to effectively manage our operations as we grow, our ability to sell our products and services and to provide quality customer service may be adversely affected.
          As our revenues have grown, our business operations and number of employees have grown significantly in recent years to drive and support the growth in our business. Notwithstanding the current negative effects of the recent difficult economic and financial market conditions on our recent operating results, we anticipate our business will grow over the long-term, especially as we expand into new lines of business and new geographic areas. This growth could place a significant strain on our management and operational resources, including our ability to timely and cost-effectively satisfy our customers’ demand requirements. We must plan and manage our resources effectively in order to continue to offer quality and successful products and services and to achieve revenue growth and profitability in rapidly evolving markets. If we are not able to effectively manage our long-term growth in the future, our business may be materially and adversely affected.
Our investment in and management of the water processing business held by our WaterSecure operations presents risks to us.
          WaterSecure is our subsidiary that manages and holds a significant minority ownership interest in the WaterSecure operations, a private business that owns and operates natural gas production water disposal facilities. While WaterSecure does not intend to form any new businesses of this type, it may from time to time increase its economic interest in this business or initiate or manage actions intended to expand the business’s assets or activities.

This business was financed by a private placement of equity interests raising capital to acquire its initial assets and operations. Our investment in and management of this business presents risks to us, including:
•	material adverse changes in the business, results of operations and financial condition of the WaterSecure operations due to events, conditions and factors outside of our control, such as changes in the price of oil and other general and local conditions affecting the oil and gas market generally, which could reduce the revenues, net income and cash flows of the business and, because we record equity income and receive cash distributions from the business based upon its financial results and available cash, adversely affect our financial results and cash flow;

•	potential new market entrants and competition in the oil and natural gas market generally and the specific oil and natural gas market served by our WaterSecure operations, which could adversely affect the financial results of the business and, accordingly, our results of operations;

•	the hazards of oil production water processing and disposal facilities, including fires, such as the fires that occurred at the facilities in early 2008, that can result in loss of life, personal injuries, damages to facilities that may not be insured, lawsuits by parties that are injured or damaged by those hazards, and the related loss of business, revenues, net income and cash flows;

•	environmental contamination and the costs associated with fixing any environmental problems and the risk of damages due to such contamination;

•	lawsuits by investors in this business who become dissatisfied with its results or other business actions or managerial decisions;

•	the ability of the business to finance its current and future capital needs;

•	changes in the regulatory environment relating to the business;

•	reliance upon significant suppliers and customers by the business; and

•	changes in technology.
          If any of these risks materialize and we are unsuccessful in addressing these risks, our financial condition and results of operations could be materially and adversely affected.
We may be unable to acquire other businesses, technologies or companies or engage in other strategic transactions, or to successfully realize the benefits of any such strategic transactions.
          In the past, in addition to organic growth, we have grown by acquiring complimentary products, services, technologies and businesses and entering into other strategic transactions that have enabled us to increase our product and service offerings, expand our markets and add experienced management. As part of our business strategy, we expect to continue to evaluate and consider potential strategic transactions, including business combinations, acquisitions and strategic alliances, to enhance our existing businesses and to develop new products, services. At any given time we may be engaged in discussions or negotiations with respect to one or more of these types of transactions, and any of these transactions could be material to our financial condition and results of operations. However, we do not know if we will be able to identify any future opportunities that we believe will be beneficial for us. Even if we are able to identify an appropriate business opportunity, we may not be able to successfully consummate the transaction, and even if we do consummate such a transaction we may be unable to obtain the benefits or avoid the difficulties and risks of such transaction.
          Any future acquisition involves risks commonly encountered in business relationships, including:
•	the difficulties in assimilating and integrating the operations, personnel, systems, technologies, products and services of the acquired business;

•	the technologies, products or businesses that we acquire may not achieve expected levels of revenue, profitability, benefits or productivity;

•	the difficulties in retaining, training, motivating and integrating key personnel;

•	the diversion of management’s time and resources away from our normal daily operations;

•	the difficulties in successfully incorporating licensed or acquired technology and rights into our product and service offerings;

•	the difficulties in maintaining uniform standards, controls, procedures and policies within the combined organizations;
•	the difficulties in retaining relationships with customers, employees and suppliers of the acquired business;

•	the risks of entering markets in which we have no or limited direct prior experience;

•	potential disruptions to our ongoing businesses; and
•	unexpected costs and unknown risks and liabilities associated with the acquisition.
          For these reasons, future acquisitions could materially and adversely affect our existing businesses. Moreover, we cannot predict the accounting treatment of any acquisition, in part because we cannot be certain whether current accounting regulations, conventions or interpretations will prevail in the future.
          In addition, to finance any future acquisitions, it may be necessary for us to incur additional indebtedness or raise additional funds through public or private financings. These financings may not be available to us at all, or if available may not be available on terms satisfactory to us or to those whose consents are required for such financings. Available equity or debt financings may materially and adversely affect our business and operations and, in the case of equity financings, may significantly dilute the percentage ownership interests of our stockholders.
          We cannot assure you that we will make any additional acquisitions or that any acquisitions, if made, will be successful, will assist us in the accomplishment of our business strategy, or will generate sufficient revenues to offset the associated costs and other adverse effects or will otherwise result in us receiving the intended benefits of the acquisition. In addition, we cannot assure you that any acquisition of new businesses or technology will lead to the successful development of new or enhanced products and services, or that any new or enhanced products and services, if developed, will achieve market acceptance or prove to be profitable.
If we fail to adequately protect our intellectual property rights, we could lose important proprietary technology, which could materially and adversely affect our business.
          Our success and ability to compete depends, in substantial part, upon our ability to develop and protect our proprietary technology and intellectual property rights to distinguish our products, services and technology from those of our competitors. The unauthorized use of our intellectual property rights and proprietary technology by others could materially harm our business. We rely primarily on a combination of copyright, trademark and trade secret laws, along with confidentiality agreements, contractual provisions and licensing arrangements, to establish and protect our intellectual property rights. Although we hold copyrights and trademarks in our business, and we have applied for a patent and the registration of a number of new trademarks and service marks and intend to continue to introduce new trademarks and service marks, we believe that the success of our business depends more upon our proprietary technology, information, processes and know-how than on patents or trademark registrations. In addition, much of our proprietary information and technology may not be patentable. Also, we may not be successful in obtaining any patents or in registering new marks.
          Despite our efforts to protect our intellectual property rights, existing laws afford only limited protection, and our actions may be inadequate to protect our rights or to prevent others from claiming violations of their proprietary rights. Unauthorized third parties may attempt to copy, reverse engineer or otherwise obtain, use or exploit aspects of our products and services, develop similar technology independently, or otherwise obtain and use information that we regard as proprietary. We cannot assure you that our competitors will not independently develop technology similar or superior to our technology or design around our intellectual property. In addition, the laws of some foreign countries may not protect our proprietary rights as fully or in the same manner as the laws of the United States.

          We may need to resort to litigation to enforce our intellectual property rights, to protect our trade secrets, and to determine the validity and scope of other companies’ proprietary rights in the future. However, litigation could result in significant costs or in the diversion of management and financial resources. We cannot assure you that any such litigation will be successful or that we will prevail over counterclaims against us. Our failure to protect any of our important intellectual property rights or any litigation that we resort to in order to enforce those rights could materially and adversely affect our business.
If we face claims of intellectual property infringement by third parties, we could encounter expensive litigation, be liable for significant damages or incur restrictions on our ability to sell our products and services.
          Although we are not aware of any present infringement of our products, services or technology on the intellectual property rights of others, we cannot be certain that our products, services and technologies do not or in the future will not infringe on the valid intellectual property rights held by third parties. In addition, we cannot assure you that third parties will not claim that we have infringed their intellectual property rights.
          In recent years, there has been a significant amount of litigation in the United States involving patents and other intellectual property rights. In the future, we may be a party to litigation as a result of an alleged infringement of others’ intellectual property. Successful infringement claims against us could result in substantial monetary liability, require us to enter into royalty or licensing arrangements, or otherwise materially disrupt the conduct of our business. In addition, even if we prevail on these claims, this litigation could be time-consuming and expensive to defend or settle, and could result in the diversion of our time and attention and of operational resources, which could materially and adversely affect our business. Any potential intellectual property litigation also could force us to do one or more of the following:
•	stop selling, incorporating or using our products and services that use the infringed intellectual property;
•	obtain from the owner of the infringed intellectual property right a license to sell or use the relevant technology, which license may not be available on commercially reasonable terms, or at all; or
•	redesign the products and services that use the technology.
          If we are forced to take any of these actions, our business may be seriously harmed. Although we carry general liability insurance, our insurance may not cover potential claims of this type or may not be adequate to indemnify us for all liability that may be imposed.
When we become unable to use existing net operating loss carryforwards to offset future taxable income for U.S. federal income tax purposes, either because we exhaust them or because we lose the ability to use them for any reason, we would face exposure to significant tax liabilities in the future, adversely affecting our net income and cash flow.
          We recorded taxable income from 2005 through 2008, and expect to do so in the future, although in 2009 we recorded a taxable loss primarily as a result of utilizing bonus deprecation of current year acquisitions of equipment. We have been able to offset a substantial amount of our taxable income for U.S. federal income tax purposes by utilizing our net operating loss carryforwards, which we refer to as NOLs, and intend to continue to do so in the future. As of December 31, 2009, our available federal NOLs were approximately $28.6 million, none of which expire over the next three years. When our aggregate future net income, for federal income tax purposes, exceeds the amount of our available NOLs, we will commence incurring liability for federal income taxes, which will adversely affect our net income, cash flow and available cash resources compared to previous periods during which we were able to utilize our NOLs.
          In addition, our ability to utilize these NOLs is subject to significant conditions and restrictions. If we fail to meet these conditions and restrictions, we may be unable to fully utilize some or all of these NOLs. For example, the use of our NOLs is limited under the alternative minimum tax provisions of the U.S. federal income tax, as a result of which we have recorded and paid U.S. federal income taxes in the last three years. Other limitations imposed on our ability to use NOLs to offset future taxable income could cause us to pay U.S. federal income taxes earlier than we otherwise would if such limitations were not in effect, adversely affecting our future net income and cash flow. For example, a corporation that undergoes an “ownership change” for U.S. federal income tax purposes is subject to limitations on its ability to utilize its NOLs to offset future taxable income. A corporation generally undergoes an “ownership change” when the ownership of its stock, by value, changes by more than 50 percentage points over any three year period. Similar rules and limitations may apply for state income tax purposes as well.
We may have tax expense exposure that is greater than anticipated in our estimated tax liabilities.
          The determination of our provision for income taxes and other tax liabilities requires estimation and significant judgment, but there are many transactions and calculations where the ultimate tax determination is uncertain. Our determination of our tax liability is always subject to review by applicable taxing authorities, and we are from time to time subject to audits and examinations by the Internal Revenue Service and by state and local tax authorities. Any adverse outcome from these audits or examinations could have a negative effect on our operating results and financial condition. We regularly assess the likelihood of favorable or unfavorable outcomes resulting from these audits and examinations to determine the adequacy of our provision for income taxes. Although we believe our tax estimates are reasonable, the ultimate outcome of any tax audits may differ from the amounts recorded in our financial statements and may materially affect our financial results in the period or periods for which such determination is made.
We are subject to the risks of owning real property.
          We own real property. We own the land and building constituting our principal executive offices, as well as another small parcel of real estate utilized in our PowerSecure subsidiary business. The ownership of real property subjects us to risks, including:
•	the possibility of environmental contamination and the costs associated with fixing any environmental problems and the risk of damages resulting from such contamination;

•	adverse changes in the value of the property, due to interest rate changes, changes in the neighborhood in which the property is located, or other factors;

•	ongoing maintenance expenses and costs of improvements;

•	the possible need for structural improvements in order to complying with zoning, seismic, disability act or other requirements; and

•	possible disputes with neighboring owners or others.
Our current and anticipated future international activities subject us to many legal, business, political and economic risks and uncertainties that could adversely affect our operating results if they materialize.
          We acquire some of our inventory, primarily for our EfficientLights business, and we expect to market and sell some of our products and services, primarily through our PowerPackages business, in international markets. While virtually none of our sales have been into international markets in recent years, one component of our strategy for future growth involves the expansion of our products and services into new international markets and the expansion of our marketing efforts in our current international markets. This expansion will require significant management attention and financial resources to establish additional offices, hire additional personnel, localize and market products and services in foreign markets and develop relationships with international service providers. Moreover, we acquire a significant amount of our inventory for our EfficientLights business from Asian nations. We have very limited experience in international operations, including in developing localized versions of our products and services and in developing relationships with international service providers. We cannot provide any assurance that we will be successful in developing international operations, or that revenues from international operations will be sufficient to offset these additional costs. If revenues from international operations are not adequate to offset the additional expense from expanding these international operations, our business could be materially and adversely affected.
          International business activities expose us to many of the risks inherent in conducting business on an international level that could result in increased expenses, or could limit our ability to generate revenues, including:

•	difficulties in collecting international accounts receivable and longer collection periods;

•	challenges caused by distance, language and cultural differences and by doing business with foreign agencies and governments;

•	the impact of local economic conditions and practices;

•	difficulties in staffing and managing foreign operations;

•	difficulties in complying with foreign regulatory and commercial requirements;

•	increased costs associated with maintaining international marketing efforts;

•	fluctuations in currency exchange rates;

•	potential adverse tax consequences;

•	adverse changes in applicable laws and regulatory requirements;

•	import and export restrictions;

•	export controls relating to technology;

•	tariffs and other trade barriers;

•	political, social and economic instability;

•	reduced protection for intellectual property rights;

•	cultural and language difficulties;

•	natural disasters and public health emergencies;

•	the potential nationalization of businesses;

•	shipping costs and delays;

•	foreign exchange controls that might prevent us from repatriating foreign earnings or impair our ability to acquire inventory or transfer assets; and

•	the localization and translation of products and services.
          Our success in expanding our international sales activities will depend in large part on our ability to anticipate and effectively manage these and other risks, many of which are outside of our control. Any of these risks could materially and adversely affect our international operations and, consequently, our operating results. We cannot provide any assurance that we will be able to successfully market, sell and deliver our products and services in foreign markets.
We are subject to physical and financial risks associated with climate change.
          We are subject to the risks and uncertainties associated with greenhouse gases, commonly referred to as GHGs, and global climate change. While there is significant controversy and uncertainty over this issue, climate change creates physical and financial risks and uncertainties. Physical risks from climate change could include the risks of an increase in sea level and changes in weather conditions, such as an increase in changes in precipitation and extreme weather events. The possibility of sea level rises could adversely affect our customers in coastal communities. In addition, our potential customers’ energy needs vary with weather conditions, primarily temperature and humidity. To the extent weather conditions are affected by climate change, the energy use in our markets could increase or decrease depending on the duration and magnitude of the changes. While the effects of increased energy use could enhance the need for our products and services, decreased energy use due to weather changes could adversely affect our business and financial condition, through decreased revenues. In addition, to the extent climate change impacts a region’s economic health, it may also impact our revenues because our financial performance is tied, in part, to the health of the regional economies we serve. To the extent financial markets view climate change and emissions of GHGs as a financial risk, this could negatively affect our ability to access capital markets or cause us to receive less beneficial terms and conditions in future credit financings.

          Moreover, the potential economic effects of climate change, such as an increase in energy prices, and the potential effect of future legislation aimed at reducing the impact of climate change could increase the pace of development of alternative energy sources and supplies, and the voluntary reduction in energy use, each of which could reduce the need for distributed generation and utility infrastructure services, adversely affecting our business and operating results.
We may be subject to legislative and regulatory responses to climate change, with which compliance could be difficult and costly.
          Legislative and regulatory responses related to climate change and new interpretations of existing laws through climate change litigation create financial risk. Increased public awareness and concern may result in more federal, state and local requirements to reduce or mitigate the effects of GHGs. Numerous states have announced or adopted programs to stabilize and reduce GHG, and federal legislation has been introduced in both houses of Congress. Likewise, the Environmental Protection Agency has drafted regulations pursuant to which GHGs from certain stationary sources would be regulated under the Clean Air Act. Thus, there is a risk that our distributed generation operations could be subject to regulation under climate change laws at the federal, state or local level in the future, and that any such regulation could be difficult and costly to our business and adversely affect our results of operations.
Risks Related to the Ownership of our Shares
Our charter documents, as well as certain portions of Delaware law, contain anti-takeover provisions that could discourage or prevent a third-party acquisition of our common stock, even if an acquisition would be beneficial to our stockholders.
          Some provisions in our second restated certificate of incorporation and of our amended and restated by-laws, as well as some provisions of Delaware law, could have the effect of discouraging, delaying or preventing a third party from attempting to acquire us, even if doing so would be beneficial to stockholders, including transactions in which investors might otherwise receive a premium for their shares. These provisions could also limit the price that investors might be willing to pay in the future for shares of our common stock. These provisions could also prevent or frustrate attempts by our stockholders to replace or remove our management. These provisions include:
•	a classified board of directors in which only approximately one-third of the total board members are elected at each annual meeting;

•	limitations on the ability of stockholders to change the authorized number of directors or to fill vacancies on the board of directors;

•	the prohibition of cumulative voting in the election of directors;

•	provisions permitting a director to be re-elected in an uncontested election even if less than a majority of the shares voted in that election vote in favor of that director;

•	authority for our board of directors to issue shares of our common stock and of our preferred stock, and to determine the price, voting and other rights, preferences, privileges and restrictions of undesignated shares of preferred stock, without any vote by or approval of our stockholders;

•	super-majority voting requirements to effect material amendments to our second restated certificate and restated by-laws;

•	a limitation on which persons may call a special meeting of stockholders;

•	a prohibition on stockholders acting by written consent without a meeting;

•	a fair price provision that sets minimum price requirements for potential acquirers under certain conditions;

•	anti-greenmail provisions which limit our ability to repurchase shares of common stock from significant stockholders;

•	restrictions under Delaware law on mergers and other business combinations between us and any 15% stockholders; and

•	advance notice requirements for director nominations and for stockholder proposals.
          In addition, we have entered into employment agreements with most of our executive officers which, among other things, include provisions for severance payments and accelerated vesting of benefits, such as accelerated vesting of restricted stock and stock options, upon a change in control or circumstances after a change in control.
Our stockholder rights agreement makes effecting a change of control more difficult, which may discourage offers for shares of our common stock.
          Our board of directors has adopted an amended and restated rights agreement, which is intended to maximize the value of our shares in a non-negotatied takeover, control bid or other sale context. However, our rights agreement may have the effect of delaying, deterring, or preventing changes in our management or control of us, which may discourage potential acquirers who otherwise might wish to acquire us at a price deemed inadequate by the board, without the consent of the board of directors. Under the rights plan, if a person or group acquires 15% or more of our common stock, all holders of rights (other than the acquiring stockholder) may, upon payment of the purchase price then in effect, purchase common stock having a value of twice the purchase price. In the event that we are involved in a merger or other similar transaction where we are not the surviving corporation, all holders of rights (other than the acquiring stockholder) shall be entitled, upon payment of the then in effect purchase price, to purchase common stock of the surviving corporation having a value of twice the purchase price. The rights will expire on November 30, 2011, unless we extend the term of the rights agreement or we earlier redeem or exchange the rights.
We have not in the past and we do not currently intend to pay cash dividends on our common stock.
          We have never declared or paid any cash dividends on our common stock. We currently intend on retaining any future earnings to fund our operations and growth and do not expect to pay cash dividends in the foreseeable future on the common stock. Future dividends, if any, will be determined by our board of directors, based upon our earnings, financial condition, capital resources, capital requirements, charter restrictions, contractual restrictions and such other factors as our board of directors deems relevant.
The market for our common stock is volatile and subject to extreme trading price and volume fluctuations.
          The market price and volume of our common stock has in the past been, and in the future is likely to continue to be, highly volatile. For example, since January 1, 2009, the closing sale price of our common stock has fluctuated from a low of $3.27 to a high of $10.17. The stock market in general, and the market for energy companies in particular, have experienced extreme price and volume fluctuations in recent years, and these fluctuations have often been unrelated or disproportionate to the operating performance of those companies. A number of factors could cause wide fluctuations in the market price and trading volume of our common stock to continue in the future, including:
•	the effects of economic and market conditions on our business and revenues, especially the effects of the recent financial crisis and economic recession, including the length thereof and the timing of and strength of an economic recovery and its effects on our markets, and the volatility and disruption of the capital and the credit markets on the demand for our products, services and technologies;

•	actual or anticipated variations in our results of operations or those of our competitors;

•	announcements by us or our competitors of acquisitions, significant technical innovations, new products or services, product improvements, significant contracts, strategic relationships or capital commitments;

•	the receipt, deferral or loss of significant customer orders, including replacing, sustaining and growing revenues from new customers;

•	the introduction of new products and services by us or by our competitors;

•	the commencement of, or our involvement in, litigation or other legal or regulatory proceedings;

•	announcements by us or our competitors about the success or status of business;

•	conditions or trends in the energy and technology industries in general, and in the particular markets we serve;

•	potential favorable or unfavorable regulatory and legislative impacts, including provisions and spending which may or may not be included in federal economic stimulus legislation;

•	changes by us in revenue or earnings guidance;

•	our financing and capital raising activities;

•	recommendations by securities analysts;

•	changes in, or the failure by us to meet, securities analysts’ estimates and expectations;

•	the lower coverage by securities analysts and the media of smaller issuers like us;

•	changes in the market valuation of other energy or technology companies;

•	additions or departures of key personnel;

•	purchases or sales of our common stock by our directors, executive officers and significant stockholders; and

•	general economic, business and market conditions.
          Many of these factors are beyond our control. The occurrence of any one or more of these factors could cause the market price of our common stock to increase or decrease significantly, regardless of our operating performance.
          In addition, broad fluctuations in price and volume may be unrelated or disproportionate to operating performance. Any significant fluctuations in the future might result in a material decline in the market price of our common stock. In the past, following periods of volatility in the market price of a company’s securities, securities class action litigation has often been brought against that company. We may become involved in this type of litigation in the future. Securities litigation is often expensive to defend or settle and could divert management’s attention and operational resources, which could have a material adverse effect on our business, even if we ultimately prevail in the litigation.
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
          This prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein or therein contain forward-looking statements within the meaning of and made under the safe harbor provisions of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are all statements other than statements of historical fact, including statements that refer to plans, intentions, objectives, goals, strategies, hopes, beliefs, projections, prospects, expectations or other characterizations of future events or performance, and assumptions underlying the foregoing. The words “may,” “could,” “should,” “would,” “will,” “project,” “intend,” “continue,” “believe,” “anticipate,” “estimate,” “forecast,” “expect,” “plan,” “potential,” “opportunity” and “scheduled,” variations of such words, and other comparable terminology and similar expressions are often, but not always, used to identify forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements about the following:
•	our prospects, including our future business, revenues, expenses, net income, margins, profitability, cash flow, cash position, liquidity, financial condition and results of operations, our targeted growth rate and our expectations about realizing the revenue in our backlog and in our sales pipeline;

•	the effects on our business, financial condition and results of operations of current and future economic, business, market and regulatory conditions, including the downturn in the economy and the adverse effects of the difficult credit markets on our customers and their capital spending and ability to finance purchases of our products, services, technologies and systems;

•	the effects of fluctuations in sales on our business, revenues, expenses, net income, margins, profitability, cash flow, liquidity, financial condition and results of operations;

•	our products, services, technologies and systems, including their quality and performance in absolute terms and as compared to competitive alternatives, their benefits to our customers and their ability to meet our customers’ requirements, and our ability to successfully develop and market new products, services, technologies and systems;

•	our markets, including our market position or market share;

•	our ability to successfully develop, operate, grow and diversify our operations and businesses;

•	our business plans, strategies, goals and objectives, and our ability to successfully achieve them;

•	the sufficiency of our capital resources, including our cash and cash equivalents, funds generated from operations, availability of borrowings under our credit and financing arrangements and other capital resources, to meet our future working capital, capital expenditure, lease and debt service and business growth needs;

•	the value of our assets and businesses, including the revenues, profits and cash flow they are capable of delivering in the future;

•	industry trends and customer preferences and the demand for our products, services, technologies and systems;

•	the nature and intensity of our competition, and our ability to successfully compete in our markets;

•	business acquisitions, combinations, sales, alliances, ventures and other similar business transactions and relationships; and

•	the effects on our business, financial condition and results of operations of litigation and other claims and proceedings that arise from time to time.
          Any forward-looking statements we make are based on our current plans, intentions, objectives, goals, strategies, hopes, beliefs, projections and expectations, as well as assumptions made by and information currently available to management. Forward-looking statements are not guarantees of future performance or events, but are subject to and qualified by substantial risks, uncertainties and other factors, which are difficult to predict and are often beyond our control. Forward-looking statements will be affected by assumptions and expectations we might make that do not materialize or that prove to be incorrect and by known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those expressed, anticipated or implied by such forward-looking statements. These risks, uncertainties and other factors include, but are not limited to, those described in “Risk Factors” above, as well as other risks, uncertainties and factors discussed elsewhere in this prospectus supplement and the accompanying prospectus, in documents that we include as exhibits to the registration of which this prospectus supplement and the accompanying prospectus is a part or incorporate by reference into this prospectus supplement and the accompanying prospectus, and in other reports and documents we from time to time file with or furnish to the SEC and incorporate by reference in this prospectus supplement and the accompanying prospectus. In light of these risks and uncertainties, you are cautioned not to place undue reliance on any forward-looking statements that we make.
          Any forward-looking statements contained in this prospectus supplement and the accompanying prospectus or in any document we incorporate by reference speak only as of the date of this prospectus supplement and the accompanying prospectus or such document incorporated by reference. We undertake no duty or obligation to update or revise any forward-looking statement or to publicly disclose any update or revision for any reason, whether as a result of changes in our expectations or the underlying assumptions, the receipt of new information, the occurrence of future or unanticipated events, circumstances or conditions or otherwise.
USE OF PROCEEDS
          We will not receive any of the proceeds from any sale of shares by any of the selling stockholders. All proceeds from the sale of the shares offered under this prospectus supplement will be for the account of the selling stockholders listed below in “Selling Stockholders.”

SELLING STOCKHOLDERS
          This prospectus supplement covers the offer and resale by the selling stockholders of up to 1,025,641 shares of our common stock. As used in this prospectus supplement and the accompanying prospectus, the term “selling stockholders” includes each of the selling stockholders listed in the table below, and any donees, pledgees, transferees or other successors-in-interest selling shares received after the date of this prospectus supplement from a selling stockholder as a gift, pledge or other non-sale related transfer.
          As described above under “PowerSecure International, Inc. – Recent Developments,” on April 30, 2010 we issued 1,025,641 shares of our common stock to the founder, who is the President, of EfficientLights, and to five other key employees of EfficientLights who owned membership interests in EfficientLights, who are the selling stockholders listed below, in a private placement in connection with our acquisition of the minority interest in EfficientLights, which thereafter became a wholly-owned subsidiary of our PowerSecure subsidiary. We previously owned two-thirds of the membership interests in EfficientLights, and we exercised our right and option, under the operating agreement of EfficientLights, to acquire the remaining one-third membership interest from the selling stockholders listed below in exchange for the issuance of shares of our common stock.
          The following table sets forth:
•	the name of each of the selling stockholders;

•	the number of shares of our common stock beneficially owned by each such selling stockholder as of May 27, 2010;

•	the number of shares of our common stock being offered for the account of such selling stockholder under this prospectus supplement, and

•	the number of shares of our common stock beneficially owned by each selling stockholder upon completion of this offering, assuming all shares offered under this prospectus supplement are sold.
          The information in the table below is based solely on information supplied to us by the selling stockholders, and we have not independently verified such information. Each of the selling stockholders may sell all, some or none of the shares offered under this prospectus supplement. We do not know how long the selling stockholders will hold their shares before selling them, and we currently have no agreements, arrangements or understandings with any selling stockholders regarding the sale of any of the shares. Mr. Beatenbough is the President, and the other selling stockholders are employees, of our EfficientLights subsidiary. Except as described in the foregoing sentence and other than as a result of the ownership of our shares, none of the selling stockholders has held any position, office or other material relationship with us or any of our affiliates within the past three years.

				Shares
	Shares Beneficially			Beneficially
	Owned Prior to		Shares Being	Owned After
	Offering (1)(2)		Registered	Offering(2)(3)
Name of Selling Stockholder	Number	Percent	For Sale	Number	Percent
Bryan Beatenbough	820,512	4.5	820,512	0	0
Wesley Mize	102,564	*	102,564	0	0
Ryan Haley	51,282	*	51,282	0	0
Patrick Barbee	20,613	*	20,513	100	*
Jeff Purcell	15,425	*	15,385	40	*
Glenn Crump	15,385	*	15,385	0	0

*	Represents less than 1% of the outstanding shares of our common stock.

(1)	Except as otherwise indicated, each selling stockholder named in the table has sole voting and investment power with respect to all common stock beneficially owned by such stockholder. Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Exchange Act.

(2)	The percentages shown are calculated based on 18,250,041 shares of common stock outstanding as of May 27, 2010.

(3)	There is no assurance that the selling stockholders will sell all or any portion of the shares being registered for sale. For purposes of this table, we have assumed that, upon completion of the offering, the selling stockholders will have sold all of the shares covered by this prospectus supplement and will not have acquired beneficial ownership of any additional shares.
          We will pay all expenses of the registration of the shares of common stock to be offered by the selling stockholders under this prospectus supplement including, without limitation, SEC filing fees and expenses and compliance with state securities laws, except that the selling stockholders will pay any underwriting discounts and selling commissions incurred by them in connection with such sales. We will indemnify the selling stockholders against liabilities, including liabilities under the Securities Act. We may be indemnified by the selling stockholders against civil liabilities, including liabilities under the Securities Act, which may arise from any written information furnished to us by the selling stockholders specifically for use in this prospectus supplement.
PLAN OF DISTRIBUTION
          The selling stockholders may, from time to time, sell any or all of the securities offered under this prospectus supplement on any stock exchange, market or trading facilities on which the shares are traded or in private transactions.
          The selling stockholders may distribute securities from time to time in one or more transactions:
•	at a fixed offering price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to prevailing market prices; or

•	at negotiated prices.
The selling stockholders may use any of the following methods when selling shares:
•	ordinary brokerage transactions and transactions in which the broker-dealer solicits investors;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	to cover short sales made after the date that the registration statement of which this prospectus supplement and the accompanying prospectus is a part is declared effective by the SEC;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted by applicable law.
          Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.
          The selling stockholders may from time to time pledge or grant a security interest in some or all of the shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell shares of common stock from time to time under this prospectus supplement, or under another prospectus supplement or an amendment to this prospectus supplement under Rule 424(b)(3) or other applicable provision of the Securities Act supplementing or amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus supplement.
          In connection with the sale of our shares, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the shares in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the shares to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus supplement, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus supplement (as further supplemented or amended to reflect such transaction).
          Upon being notified in writing by a selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, we will file a supplement to this prospectus supplement and the accompanying prospectus, if required, pursuant to Rule 424(b) under the Securities Act, disclosing:
•	the name of each such selling stockholders and of the participating broker-dealer(s);

•	the number of shares involved;

•	the price at which such the shares were sold;

•	the commissions paid or discounts or concessions allowed to such broker-dealer where applicable;

•	that such broker-dealer did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus supplement; and

•	other facts material to the transaction.
          In addition, upon being notified in writing by a selling stockholders that a donee, pledgee, transferee or other successor in interest intends to sell more than 500 shares of common stock, we will file a supplement to this prospectus supplement and the accompanying prospectus, if then required in accordance with applicable securities law. Any prospectus supplement may also add, update or change any information contained in this prospectus supplement and the accompanying prospectus, including information with the respect to the distribution of the shares.
          The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus supplement and the accompanying prospectus.
          The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, that can be attributed to the sale of securities will be paid by the selling stockholders and/or the purchasers. Each selling stockholder has represented and warranted to us that it acquired the securities subject to this registration statement in the ordinary course of such selling stockholder’s business and, at the time of its purchase of such securities such selling stockholders had no agreements or understandings, directly or indirectly, with any person to distribute any such securities.
          The selling stockholders and any other person participating in a distribution of the shares offered under this prospectus supplement and the accompanying prospectus are subject to the applicable provisions of the Exchange Act and the rules and regulations under the Exchange Act, including Regulation M. This regulation may limit the timing of purchases and sales of any of the shares of common stock offered in this prospectus supplement by the selling stockholders. The anti-manipulation rules under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the shares to engage in market-making activities for the particular securities being distributed for a period of up to five business days before the distribution. The restrictions may affect the marketability of the shares and the ability of any person or entity to engage in market-making activities for the shares.
          If the selling stockholders use this prospectus supplement and the accompanying prospectus for any sale of shares, they will be subject to the prospectus delivery requirements of the Securities Act. We do not intend, and we assume no obligation, to deliver any copies of this prospectus supplement or the accompanying prospectus.
          The shares will be sold only through registered or licensed brokers or dealers if required by applicable state securities laws. In addition, in some states the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.
          We will pay all expenses related to the registration of the sale of the shares offered under this prospectus supplement by the selling stockholders. The selling stockholders will pay all commissions, discounts, concessions and other compensation and selling expenses attributable to the sale of the shares. The selling stockholders may agree to indemnify any broker-dealer or agent that participates in transactions involving sales of the shares against liabilities related to the offer and sale of the shares, including liabilities arising under the Securities Act, or to contribute to payments a broker-dealer or agent may be required to make in respect of these liabilities.
          To our knowledge, there are currently no plans, arrangements or understandings between the selling stockholder and any underwriter, broker-dealer or agent regarding the sale of the shares by the selling stockholders. The selling stockholders will act independently of us and each other, except as discussed in the notes to the table in “Selling Stockholders”, in making decisions regarding the timing, manner and size of each sale. The selling stockholders are not obligated to, and we cannot assure you that the selling stockholders will, sell all or any of the shares offered under this prospectus supplement.
          Instead of selling the shares of common stock under this prospectus supplement and the accompanying prospectus, the selling stockholders also may resell all or a portion of their shares of common stock in open market transactions in reliance upon Rule 144 under the Securities Act, provided they meet the criteria and conform to the requirements of that rule, or pursuant to other available exemptions from the registration requirements of the Securities Act.
LEGAL MATTERS
          The validity of the securities offered under this prospectus supplement is being passed upon for us by Kegler, Brown, Hill & Ritter Co., L.P.A., Columbus, Ohio.

EXPERTS
          Hein & Associates LLP, independent registered public accounting firm, has audited our consolidated financial statements, including the related financial statement schedule, and the consolidated financial statements of Marcum Midstream 1995-2 Business Trust as of December 31, 2009 and December 31, 2008 and for the three years then ended, included in our Annual Report on Form 10-K for the year ended December 31, 2009, and the effectiveness of our internal control over financial reporting as of December 31, 2009, as set forth in their reports, which are incorporated by reference in this prospectus supplement and the accompanying prospectus and elsewhere in the registration statement. Our consolidated financial statements are incorporated by reference in reliance on Hein & Associates LLP’s reports, given on their authority as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
          We have filed a registration statement on Form S-3 with respect to the securities offered by this prospectus supplement and the accompanying prospectus with the SEC under the Securities Act. This prospectus supplement and the accompanying prospectus is only part of the registration statement and does not include all of the information contained in the registration statement and the exhibits to the registration statement. You can obtain a copy of the registration statement, including the exhibits filed with it, from the SEC as indicated below.
          We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy the registration statement and any other document we file with the SEC at the SEC’s public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You can request copies of these materials by writing to the SEC and paying a fee for the copying cost. You may call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Our filings with the SEC are also available to the public on the Internet at the SEC’s website at http://www.sec.gov.
          We make available, free of charge, on our website located at www.powersecure.com, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports as soon as reasonably practicable after we electronically file them with or furnish them to the SEC. The contents of and the information on or accessible through our corporate website and our investor relations website are not a part of, and are not incorporated into, this prospectus supplement or the accompanying prospectus or any report or document we file with or furnish to the SEC, and any references to these websites are intended to be an inactive textual references only.
INCORPORATION OF DOCUMENTS BY REFERENCE
          The SEC allows us to “incorporate by reference” into this prospectus supplement and the accompanying prospectus the information contained in documents that we file with the SEC. This means that we can disclose important information to you by referring you to those documents filed separately by us with the SEC. The information that we incorporate by reference is considered to be a part of this prospectus supplement and the accompanying prospectus, except for any information that is superceded by information that is included directly in this prospectus supplement and the accompanying prospectus or incorporated by reference from information contained in documents that we file later with the SEC, which will automatically update and supersede this information.
          We incorporate by reference into this prospectus supplement and the accompanying prospectus the documents listed below, which we have filed with the SEC (in each case, File No. 001-12014):
•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, filed on March 11, 2010 (including those portions of our definitive Proxy Statement filed on April 28, 2010 incorporated by reference into the Annual Report on
Form 10-K);

•	our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2010, filed on May 6, 2010;

•	our Current Reports on Form 8-K filed on January 6, 2010, January 25, 2010, February 25, 2010, March 11, 2010, March 16, 2010, April 6, 2010, April 16, 2010, April 19, 2010, May 6, 2010, May

10, 2010, May 11, 2010, May 14, 2010, May 17, 2010 and May 25, 2010 (but, in each case, excluding information furnished but not filed therein); and

•	the description of our common stock, including the description of our preferred share purchase rights, contained in our registration statement on Form 8-A filed with the SEC on August 5, 2005, which incorporates by reference the description of our common stock contained in our registration statement on Form 8-A filed with the SEC on January 10, 1993, which was amended in Form 8-A/A Amendment No. 5 filed with the SEC on November 30, 2001 and Form 8-A/A Amendment No. 6 filed with the SEC on May 21, 2004, and any amendments or reports filed with the SEC for the purpose of updating such descriptions.
          We also incorporate by reference into this prospectus supplement and the accompanying prospectus information contained in any reports and other documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus supplement and prior to the termination of this offering and the termination of the registration statement of which this prospectus supplement is a part, other than information that is furnished but not filed with the SEC under those filings.
          Any statement contained in a document incorporated by reference into this prospectus supplement and the accompanying prospectus will be deemed to be modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained in this prospectus supplement and the accompanying prospectus or in any subsequently filed document which is also incorporated or deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus modifies or supersedes that previous statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement and the accompanying prospectus.
          The information relating to us contained in this prospectus supplement and the accompanying prospectus should be read together with the information in the documents incorporated or deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus.
          Documents incorporated by reference are available from the SEC as described above or from us without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this prospectus supplement and the accompanying prospectus. You can obtain documents incorporated by reference in this prospectus supplement and the accompanying prospectus or filed as exhibits to the registration statement of which this prospectus supplement and the accompanying prospectus is a part by requesting them in writing or by telephone at the following address:
PowerSecure International, Inc.
1609 Heritage Commerce Court
Wake Forest, North Carolina 27587
Attention: Investor Relations
Telephone: (919) 556-3056
          You should rely only on the information contained in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus. We have not authorized any person to provide you with any information that is different from that contained in this prospectus supplement and the accompanying prospectus or incorporated by reference in this prospectus supplement and the accompanying prospectus. We are not making an offer to sell or seeking an offer to buy these securities in any jurisdiction in which such an offer, sale or solicitation is not permitted. You should not assume that the information in this prospectus supplement and the accompanying prospectus is accurate as of any date other than the date on the front of this prospectus supplement and the accompanying prospectus, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or any sale of the securities.

PROSPECTUS
$70,000,000
POWERSECURE INTERNATIONAL, INC
Common Stock
Preferred Stock
Warrants
Units

     We may from time to time offer and sell common stock, preferred stock, warrants, or any combination of these securities in units. We may offer these securities separately or together, in one or more offerings, series or classes and in amounts, at prices and on terms that we will determine at the time of an offering. In addition to the securities that we may offer, the selling stockholders may offer and sell up to 1,025,641 shares of our common stock from time to time under this prospectus. We will not receive any proceeds from the sale of common stock by the selling stockholders. The aggregate offering price of all securities sold under this prospectus will not exceed $70,000,000.
     We and the selling stockholders may offer and sell these securities to or through underwriters, dealers or agents or directly to purchasers. The names of any underwriters, dealers or agents involved in the sale of the securities and any fees, commissions or discounts to be paid to them will be set forth in the applicable prospectus supplement.
     This prospectus describes some of the general terms of these securities and the general manner in which we and the selling stockholders may offer them. When we or the selling stockholders offer and sell any of these securities, the specific terms of the securities offered, including the offering price of the securities, will be included in supplements to this prospectus. The prospectus supplements will also describe the specific manner in which we or the selling stockholders will offer these securities and may also add, update or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement, as well as the documents incorporated by reference herein or therein, before you purchase any of the securities offered hereby. This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement.
     Our common stock is listed and traded on The NASDAQ Global Select Market under the symbol “POWR.” On May 26, 2010, the last sale price of our common stock as reported on The NASDAQ Global Select Market was $9.20 per share.

     Investing in our securities involves significant risks. You should carefully read the section entitled “Risk Factors” beginning on page 6 of this prospectus and in the applicable prospectus supplement and in any of the documents we incorporate by reference.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 27, 2010

     You should rely only on the information contained or incorporated by reference in this prospectus, any applicable prospectus supplement and any related free writing prospectus. Neither we nor the selling stockholders have authorized any other person to provide you with information that is different from the information contained or incorporated by reference in this prospectus, any applicable prospectus supplement or any related free writing prospectus. If any person does provide you with information that differs from information that is contained or incorporated by reference in this prospectus, any applicable prospectus supplement or any related free writing prospectus, you should not rely on it. Neither we nor the selling stockholders are making an offer to sell or are soliciting an offer to buy these securities in any jurisdiction where such offers or sales are not permitted. You should assume that the information in this prospectus, any applicable prospectus supplement or any related free writing prospectus is complete and accurate only as of the date on the front of the document and that any of the information that we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any free writing prospectus, or of any sale of a security.
     This prospectus incorporates important business and financial information about us that is not included in or delivered with the prospectus. We will provide you without charge upon your request a copy of any documents incorporated by reference into this prospectus (other than exhibits to those documents that are not specifically incorporated by reference into those documents). You may request a copy of a document by writing or telephoning us at the following address:
PowerSecure International, Inc.
1609 Heritage Commerce Court
Wake Forest, North Carolina 27587
Attention: Investor Relations
Telephone: (919) 556-3056
     To obtain timely delivery, you must request information no later than five business days before the date you must make your investment decision.

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ABOUT THIS PROSPECTUS
     This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission using a “shelf” registration process. Under this shelf registration process, we may from time to time offer and sell the securities, or combinations of the securities, described in this prospectus in one or more offerings in amounts, at prices and on terms that we determine at the time of the offering, up to a total dollar amount, including the resale of common stock by the selling stockholders, of $70,000,000.
     This prospectus provides you with a general description of the securities that we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of that offering and those securities. The information in the prospectus supplement (and in any related free writing prospectus that we may authorize to be provided to you) may add, update or change the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus. Before investing in any of the securities being offered under this registration statement, you should read carefully this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the heading “Incorporation by Reference.”
     In addition, the selling stockholders may use this prospectus to offer and sell up to 1,025,641 shares of our common stock from time to time. We will not receive any proceeds from the sale of our common stock by the selling stockholders. The selling stockholders will deliver a supplement with this prospectus, to the extent appropriate, to update the information contained in this prospectus. The selling stockholders may sell their shares of common stock through any means described in the section entitled “Plan of Distribution.”
     This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find Additional Information.”

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POWERSECURE INTERNATIONAL, INC.
Who We Are
     PowerSecure International, Inc., headquartered in Wake Forest, North Carolina, is a leading provider of Energy and Smart Grid Solutions to electric utilities and their commercial, institutional and industrial customers, and of Energy Services to oil and natural gas producers. We provide these customers with products and services in four strategic business areas:
•	Interactive Distributed Generation®,

•	Utility Infrastructure,

•	Energy Efficiency, and

•	Energy Services.
     Our Energy and Smart Grid Solutions segment is operated through our largest wholly-owned subsidiary PowerSecure, Inc., which we refer to as “our PowerSecure subsidiary.” This segment includes three of our four strategic business areas: Interactive Distributed Generation®, Utility Infrastructure and Energy Efficiency. These three areas are focused on providing utilities and their commercial, institutional and industrial customers with products and services to help them generate, deliver and utilize electricity more efficiently and are intended to deliver strong returns on investment. This segment operates primarily out of our Wake Forest, North Carolina headquarters office, and its operations also include several satellite office and manufacturing facilities, the largest of which are in Raleigh, North Carolina, McDonough, Georgia, and Anderson, South Carolina.
     Our Interactive Distributed Generation® business involves manufacturing, installing and operating electric generation equipment located at the facility where the power is used, including commercial, institutional, and industrial operations, generally on behalf of electric utilities. Our equipment provides a dependable backup power supply during power outages, and provides a more efficient and environmentally friendly source of power during high cost periods of peak power demand. Our Interactive Distributed Generation systems contain our proprietary electronic controls, which enable our systems to be monitored around the clock by our smart grid monitoring center, protecting our customers’ operations from power outages and their costs. Through our monitoring center, we also forecast utilities’ peak demand periods, and electronically deploy our systems during these periods to power the customers’ operations instead of drawing electricity from the utility grid. Our smart grid monitoring center ensures that our interactive distributed generation systems deliver more efficient and environmentally friendly power at optimal times and durations. This more efficient peak demand power supply benefits both the utility and the customer whose facility is being powered by the system. Our systems also enable utilities to delay new infrastructure investments for transmitting and distributing power, and minimize energy losses associated with moving electricity over long distances.
     Our Utility Infrastructure business is focused on helping electric utilities design, build, upgrade and maintain infrastructure that enhances the efficiency of their grid systems. Our products and services include transmission and distribution system construction and maintenance, installation of advanced metering and efficient lighting, and emergency storm restoration. Additionally, we provide utilities with a wide range of engineering and design services, as well as consulting services for regulatory and rate design matters.
     Our Energy Efficiency area is focused on providing energy solutions to commercial, institutional, and industrial customers that deliver strong returns on investment by reducing energy costs, improving their operations, and benefiting the environment. Our primary business in this area is our EfficientLights business, and our primary product is our EfficientLights LED-based, or light-emitting diode based, lights that reduce the energy and maintenance costs for refrigerated cases in grocery, drug, and convenience stores. Additionally, we are in the process of developing other LED-based lighting products, including additional in-store retail lighting, and LED-based street lights and security lights. Our other business in this area is our EnergyLite business, which designs and installs cost-effective energy improvement systems for general lighting, building controls and other facility upgrades.
     Our Energy Services segment is operated through our two other principal operating subsidiaries, Southern Flow Companies, Inc., which we refer to as “Southern Flow,” and WaterSecure Holdings, Inc., which we refer to as “WaterSecure.” Our Southern Flow business provides oil and natural gas measurement services to customers involved in oil and natural gas production, transportation and processing, with a focus on the natural gas market.

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Southern Flow is headquartered in Lafayette, Louisiana, and provides these services through ten division offices located throughout the Gulf of Mexico, Southwest, Midwest and Rocky Mountain regions. WaterSecure owns approximately 40% of the equity interests in an unconsolidated business, Marcum Midstream 1995-2 Business Trust, which we refer to as “MM 1995-2” or as our “WaterSecure operations.” Our WaterSecure operations provide water processing and disposal services for oil and natural gas producers in northeastern Colorado utilizing environmentally responsible technologies and processes.
     In this prospectus, references to “PowerSecure,” “we,” “us” and “our” mean PowerSecure International, Inc. together with its subsidiaries, and references to our “PowerSecure subsidiary” means PowerSecure, Inc. alone, unless we state otherwise or the context indicates otherwise.
     We were incorporated in Delaware on April 5, 1991. On August 22, 2007, we changed our name to PowerSecure International, Inc. from Metretek Technologies, Inc., recognizing that the significant growth in the business operations of our PowerSecure subsidiary resulted in it becoming our core business and the business best positioned in the marketplace to lead our growth in the future. Our principal executive offices are located at 1609 Heritage Commerce Court, Wake Forest, North Carolina 27587, and our telephone number at those offices is (919) 556-3056. Our internet website address is www.powersecure.com. The contents of and the information on or accessible through our corporate website is not a part of, and is not incorporated into, this prospectus, other than the documents that we file with the SEC that are incorporated by reference into this prospectus, and any references to our website are intended to be an inactive textual references only.
Recent Developments
     On April 6, 2010, we announced that we have launched an expansion of our LED lighting business through the formation and acquisition of a two-thirds controlling interest in Innovative Electronic Solutions Lighting, LLC, a Delaware limited liability company, which we refer to as “IES”, which acquired substantially all of the assets and business of a leading LED lighting development company, in order to accelerate the expansion of new LED lighting products and to capitalize on the growing marketplace for LED lighting. IES will design and manufacture new LED-based lighting products for commercial, industrial, and retail customers. The business of IES will include turn-key product development, design and manufacturing of solid state LED-based lights, including power drivers, light engines, and thermal management solutions.
     IES commenced its business and operations by acquiring, on April 1, 2010, substantially all of the assets and business of Innovative Electronic Solutions, LLC, a North Carolina limited liability company, which conducted a solid state LED-based lighting design and manufacturing business. Our PowerSecure subsidiary owns two-thirds of the membership interests in, and controls the management of, IES. Our PowerSecure subsidiary contributed approximately $4.4 million to IES to fund the capitalization of IES and the acquisition by IES of substantially all of the assets and business of the seller as well as the assumption by IES of the seller’s current liabilities. In connection with its sale and contribution of substantially all of its asset and business to IES, the seller received the remaining one-third of the membership interests in IES.
     On April 30, 2010, our PowerSecure subsidiary, which previously owned two-thirds of the equity interests in EfficientLights, LLC, a Delaware limited liability company, exercised its option to purchase the one-third minority interest in EfficientLights. The minority interests in EfficientLights were previously owned by the founder, who is also the President, of EfficientLights and by five other key employees of EfficientLights. EfficientLights markets and sells LED-based lights that reduce the energy and maintenance costs for refrigerated cases in grocery, drug, and convenience stores, and is in the process of developing other LED-based lighting products, including additional in-store retail lighting, and LED-based street lights and security lights. As a result, EfficientLights has become a wholly-owned subsidiary of our PowerSecure subsidiary and there will no longer be a reduction in our consolidated net income due to the net income attributable to the noncontrolling interest. Our PowerSecure subsidiary acquired the minority interest in EfficientLights in exchange for 1,025,641 shares of our common stock, which had a value of $11,548,717, based on $11.26, the last sale price of our common stock on April 30, 2010 as reported on The NASDAQ Global Select Market. This prospectus covers the resale of those shares of our common stock by the former holders of the minority interest in EfficientLights. See “Selling Stockholders” below.

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RISK FACTORS
     Investing in our securities involves significant risks. Before making an investment decision, you should consider carefully the risks, uncertainties and other factors described in our most recent Annual Report on Form 10-K, as supplemented and updated by subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K that we have filed or will file with the SEC, and in documents which are incorporated by reference into this prospectus, as well as the risk factors and other information contained in or incorporated by reference into the applicable prospectus supplement and any related free writing prospectus.
     If any of these risks were to occur, our business, affairs, prospects, assets, financial condition, results of operations and cash flows could be materially and adversely affected. If this occurs, the trading price of our securities could decline, and you could lose all or part of your investment. For more information about our SEC filings, please see “Where You Can Find More Information” and “Documents Incorporated by Reference.” See also “Cautionary Note Regarding Forward-Looking Statements.”
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
     This prospectus, any prospectus supplement and any related free writing prospectus and the documents incorporated by reference herein or therein contain forward-looking statements within the meaning of and made under the safe harbor provisions of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are all statements other than statements of historical fact, including statements that refer to plans, intentions, objectives, goals, strategies, hopes, beliefs, projections, prospects, expectations or other characterizations of future events or performance, and assumptions underlying the foregoing. The words “may,” “could,” “should,” “would,” “will,” “project,” “intend,” “continue,” “believe,” “anticipate,” “estimate,” “forecast,” “expect,” “plan,” “potential,” “opportunity” and “scheduled,” variations of such words, and other comparable terminology and similar expressions are often, but not always, used to identify forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements about the following:
•	our prospects, including our future business, revenues, expenses, net income, margins, profitability, cash flow, cash position, liquidity, financial condition and results of operations, our targeted growth rate and our expectations about realizing the revenue in our backlog and in our sales pipeline;

•	the effects on our business, financial condition and results of operations of current and future economic, business, market and regulatory conditions, including the downturn in the economy and the adverse effects of the difficult credit markets on our customers and their capital spending and ability to finance purchases of our products, services, technologies and systems;

•	the effects of fluctuations in sales on our business, revenues, expenses, net income, margins, profitability, cash flow, liquidity, financial condition and results of operations;

•	our products, services, technologies and systems, including their quality and performance in absolute terms and as compared to competitive alternatives, their benefits to our customers and their ability to meet our customers’ requirements, and our ability to successfully develop and market new products, services, technologies and systems;

•	our markets, including our market position or market share;

•	our ability to successfully develop, operate, grow and diversify our operations and businesses;

•	our business plans, strategies, goals and objectives, and our ability to successfully achieve them;

•	the sufficiency of our capital resources, including our cash and cash equivalents, funds generated from operations, availability of borrowings under our credit and financing arrangements and other capital resources, to meet our future working capital, capital expenditure, lease and debt service and business growth needs;

•	the value of our assets and businesses, including the revenues, profits and cash flow they are capable of delivering in the future;

•	industry trends and customer preferences and the demand for our products, services, technologies and systems;

•	the nature and intensity of our competition, and our ability to successfully compete in our markets;

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•	business acquisitions, combinations, sales, alliances, ventures and other similar business transactions and relationships; and

•	the effects on our business, financial condition and results of operations of litigation and other claims and proceedings that arise from time to time.
     Any forward-looking statements we make are based on our current plans, intentions, objectives, goals, strategies, hopes, beliefs, projections and expectations, as well as assumptions made by and information currently available to management. Forward-looking statements are not guarantees of future performance or events, but are subject to and qualified by substantial risks, uncertainties and other factors, which are difficult to predict and are often beyond our control. Forward-looking statements will be affected by assumptions and expectations we might make that do not materialize or that prove to be incorrect and by known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those expressed, anticipated or implied by such forward-looking statements. These risks, uncertainties and other factors include, but are not limited to, those described in “Risk Factors” above, as well as other risks, uncertainties and factors discussed elsewhere in this prospectus, in documents that we include as exhibits to the registration of which this prospectus is a part or incorporate by reference into this prospectus, and in other reports and documents we from time to time file with or furnish to the SEC and incorporate by reference in this prospectus. In light of these risks and uncertainties, you are cautioned not to place undue reliance on any forward-looking statements that we make.
     Any forward-looking statements contained in this prospectus, any prospectus supplement or any free writing prospectus or in any document we incorporate by reference speak only as of the date of this prospectus, such prospectus supplement or free writing prospectus or such document incorporated by reference. We undertake no duty or obligation to update or revise any forward-looking statement or to publicly disclose any update or revision for any reason, whether as a result of changes in our expectations or the underlying assumptions, the receipt of new information, the occurrence of future or unanticipated events, circumstances or conditions or otherwise.
USE OF PROCEEDS
     Unless we indicate otherwise in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities offered by us under this prospectus and any prospectus supplement for general corporate purposes, including but not limited to working capital, capital expenditures, acquisitions, repayment of indebtedness and other business opportunities. We have not determined the amount of net proceeds to be used specifically for the foregoing purposes. Accordingly, management will have broad discretion in the application of any proceeds from the sale of securities offered in this prospectus. Pending any specific application, we may initially invest funds in short-term marketable securities or apply them to the reduction of short-term indebtedness.
     We will not receive any of the proceeds from any sale of shares by any of the selling stockholders.
THE SECURITIES THAT MAY BE OFFERED
     The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize the material terms and provisions of the various types of securities that we or the selling stockholders may offer. These descriptions are not meant to be complete. We will describe in the applicable prospectus supplement relating to any securities the particular terms of the securities offered by that prospectus supplement. If we indicate in the applicable prospectus supplement, the terms of the securities may differ from the terms we have summarized below. We will also include information in the prospectus supplement, where applicable, about material United States federal income tax considerations relating to the securities, and the securities exchange, if any, on which the securities will be listed.
     We may offer and sell from time to time, in one or more primary offerings:
•	common stock;

•	preferred stock;

•	warrants to purchase common stock and/or preferred stock; and

•	units consisting of common stock, preferred stock and/or warrants in any combination.
     The selling stockholders may from time to time offer our common stock for resale in one or more secondary offerings.

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     This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.
DESCRIPTION OF COMMON STOCK
     The following is a description of the general terms of our common stock and of certain provisions of our Second Amended and Restated Certificate of Incorporation, which we refer to as our restated certificate, and of our Amended and Restated Bylaws, which we refer to as our restated bylaws. This description is a summary only and not meant to be complete, but is qualified in its entirety by reference to the relevant provisions of the General Corporation Law of the State of Delaware, which we refer to as the DGCL, and to our restated certificate and of our restated bylaws. For more detailed information, you should refer to our restated certificate and our restated bylaws, which we have filed with the SEC and are available as described below under “Where You Can Find More Information,” and the DGCL.
General
     Under our restated certificate, we are authorized to issue 25,000,000 shares of common stock, par value $.01 per share. As of May 26, 2010, 18,250,041 shares of common stock were issued and outstanding.
Voting Rights, Dividends and Other Rights
     The holders of our common stock are entitled to one vote for each share in the election of directors and on all other matters submitted to a vote of the stockholders. The holders of our common stock do not have cumulative voting rights in the election of directors or any preemptive rights to purchase or subscribe for our securities. Our common stock is not convertible into any other securities and is not subject to redemption by us. All outstanding shares of our common stock are, and any additional shares of our common stock that we may issue under this prospectus will upon issuance be, fully paid and non-assessable.
     Subject to the rights of the holders of any shares of preferred stock then outstanding, the holders of our common stock are entitled to receive ratably such dividends and other distributions, if any, as may be declared from time to time by our board out of funds legally available for that purpose.
     In the event of the liquidation, dissolution or winding-up of our affairs, the holders of our common stock will be entitled to share ratably in our net assets that are remaining after payment or provision for payment of all of our debts and obligations and after payment of any liquidation preferences to the holders of any shares of preferred stock then outstanding.
     The rights of holders of our common stock are subject to and may be adversely affected by the rights, preferences and privileges of the holders of shares of any series of preferred stock that we may issue in the future.
Listing
     Our common stock is listed on The NASDAQ Global Select Market under the symbol “POWR.”
Transfer Agent and Registrar
     The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.
Anti-Takeover Provisions
     Certain provisions of Delaware law, our restated certificate and restated bylaws, and our stockholder rights plan discussed below could discourage, delay or prevent a proxy contest or other change in control or a change in management. These provisions are intended to enhance the likelihood of continuity and stability in the composition of our board and in the policies formulated by the board and to discourage certain types of transactions that may involve an actual or threatened change of control of us. These provisions are also designed to reduce our vulnerability to an unsolicited acquisition proposal and to discourage certain tactics that may be used in proxy fights.
     Delaware Business Combinations Statute. We are a Delaware corporation and are subject to the provisions of Section 203 of the DGCL. In general, Section 203 prohibits a publicly-held Delaware corporation from engaging in

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a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is, or the transaction in which the person became an interested stockholder was, approved in a prescribed manner or another prescribed exception applies. For purposes of Section 203, a “business combination” is defined broadly to include a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder, and, subject to certain exceptions, an “interested stockholder” is a person who, together with such person’s affiliates and associates, owns (or, within three years prior, did own) 15% or more of the corporation’s voting stock.
     Blank Check Preferred Stock. Our restated certificate authorizes the issuance of up to 3,500,000 shares of preferred stock, par value $0.01 per share, of which 2,000,000 shares of preferred stock were not designated as of the date of this prospectus. The board has the authority, without further approval of the stockholders, to issue and determine the powers, preferences and relative, participating, optional or other special rights of each series of preferred stock, and any qualifications, limitations or restrictions thereof, including, without limitation, the voting rights, dividend rate, conversion or exchange rights, redemption rights and price (including sinking fund provisions) and liquidation preference. The board can issue shares of preferred stock in one or more series and fix the number of shares constituting any such series and the designation thereof. The rights and preferences of any series of preferred stock that we issue in the future could adversely affect the voting power and ownership interest of holders of our common stock. See “Description of Preferred Stock” below.
     Classified Board of Directors and Limitation on Removal of Directors. Our restated certificate provides that our board is divided into three classes, each serving staggered three-year terms, so that only approximately one-third of the directors are elected at each annual meeting of stockholders. All directors elected to our classified board will serve until the election and qualification of their respective successors or their earlier resignation or removal. The board is authorized to create new directorships and to fill such positions so created and is permitted to specify the class to which any such new position is assigned. The person filling such position would serve for the term applicable to that class. The board (or its remaining members, even if less than a quorum) is also empowered to fill vacancies on the board occurring for any reason for the remainder of the term of the class of directors in which the vacancy occurred. Members of the board may be removed only for cause and only by the affirmative vote of the holders of a majority of shares entitled to vote at an election of directors.
     Advance Notice Provisions for Stockholder Proposals and Stockholder Nominations of Directors. Our restated bylaws contain provisions requiring that, in order for nominations to the board or for other business to be properly brought by a stockholder before a meeting of stockholders, the stockholder must first have given timely notice of the proposal in writing to our Secretary. Generally, for an annual meeting, a stockholder’s notice must be delivered not less than 90 days nor more than 120 days prior to the anniversary of the previous year’s annual meeting, provided if the date of the annual meeting is not within 30 days before or after such anniversary date, notice by the stockholder must be delivered not later than the 90th day prior to such annual meeting or, if later, the tenth day following the day on which public disclosure of the date of the annual meeting was first made. The notice must set forth specific information regarding the proposing stockholder, the proposed business or director nominee and such other information, and the stockholder must follow the procedures, specified in the restated bylaws. Such requirements in our restated bylaws are in addition to the requirements set forth in the rules and regulations of the SEC under the Exchange Act. If it is determined that a nomination or other business was not properly brought before a meeting in accordance with our restated bylaw provisions, such business will not be conducted and such nominee will be disregarded at the meeting.
     Special Meetings of Stockholders. Special meetings of the stockholders may be called only by our Chairman of the board, our President or by our Secretary at the request in writing of a majority of our board. Business to be transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice of the special meeting.
     No Stockholder Action by Written Consent. Our restated certificate and our restated bylaws require that any action required or permitted to be taken by the stockholders must be taken at a duly called meeting of the stockholders and may not be taken by written consent without a meeting.
     Size of the Board. Our restated bylaws provide that the number of directors which shall constitute the whole board shall be fixed from time to time by the board, provided it shall be not less than four nor more than nine.
     Filling Board Vacancies. Under our restated bylaws, any vacancy and any newly created directorships resulting from any increase in the authorized number of directors will be filled by a majority of the remaining

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directors, even if less than a quorum, and the director so chosen will hold office until the election of the class of directors for such directorship.
     Super-Majority Stockholder Vote Required for Certain Actions. The DGCL provides generally that the affirmative vote of a majority of the shares entitled to vote on any matter is required to authorize a merger, consolidation, sale of all or substantially all assets or similar transaction or to amend a corporation’s certificate of incorporation or bylaws, unless the corporation’s certificate of incorporation or bylaws, as the case may be, requires a greater percentage. Our restated certificate requires the affirmative vote of the holders of not less than 80% of our outstanding voting shares in order for us to consolidate or merge with or into another corporation, to cause a combination or majority share acquisition, to sell, transfer or otherwise dispose of all or substantially all of our assets or to dissolve, unless two-thirds of our board approves that action or transaction. In addition, our restated certificate provides that our restated certificate and our restated bylaws can only be amended or repealed by the affirmative vote of the holders of not less than 80% of our outstanding voting shares, unless two-thirds of our board approves such amendment or repeal.
     Other Provisions in our Restated Certificate. Our restated certificate contains other provisions that could have the effect of discouraging, delaying or preventing a third party from attempting to acquire us. For example, our restated certificate contains a fair price provision that sets minimum price requirements for potential acquirers under certain conditions. In addition, our restated certificate contains anti-greenmail provisions which limit our ability to repurchase shares of common stock from significant stockholders.
     Stockholder Rights Plan. Our board has adopted a stockholder rights plan, through an amended and restated rights agreement. The rights plan may have the effect of delaying, deterring, or preventing changes in our management or control of us, which may discourage potential acquirers who otherwise might wish to acquire us without the consent of the board. Under the rights plan, if a person or group acquires 15% or more of our common stock, all holders of rights (other than the acquiring stockholder) may, upon payment of the purchase price then in effect (which is currently $15.00 per right), purchase common stock having a value of twice the purchase price. In the event that we are involved in a merger or other similar transaction where we are not the surviving corporation, all holders of rights (other than the acquiring stockholder) shall be entitled, upon payment of the then in effect purchase price, to purchase common stock of the surviving corporation having a value of twice the purchase price. The rights are redeemable by us for $0.01 per right, and will expire on November 30, 2011, unless we extend the terms of the rights agreement or we earlier redeem or exchange the rights.
     Limitation of Liability and Indemnification of Officers and Directors. Our restated certificate and restated bylaws contain provisions permitted under the DGCL eliminating the personal liability of our directors for monetary damages resulting from breaches of their fiduciary duty, except in circumstances involving wrongful acts, such as the breach of a director’s duty of loyalty or acts or omissions that involve intentional misconduct or a knowing violation of law. In addition, our restated certificate and restated bylaws contain provisions requiring us to indemnify our directors and officers to the fullest extent permitted by the DGCL. We have also entered into indemnification agreements with our directors and executive officers providing them with broad rights of indemnification to the fullest extent permitted by law.
DESCRIPTION OF PREFERRED STOCK
     We are authorized to issue up to 3,500,000 shares of preferred stock, par value $0.01 per share, of which 1,000,000 shares are designated as Series B and intended for a previous private placement, 500,000 shares are designated as Series C and reserved for issuance under our rights plan, and 2,000,000 shares are undesignated and available for issuance as “blank check” preferred stock. As of May 26, 2010, no shares of our preferred stock were outstanding.
     The following description of the general terms of our preferred stock is a summary only and not meant to be complete, but is qualified in its entirety by reference to our restated certificate and to the certificate of designations relating to any new series of preferred stock we offer hereunder. For more detailed information, you should refer to our restated certificate, which we have filed, and to one or more certificates of designations related to any new series of preferred stock we offer under this prospectus, which prior to offering hereunder we will file, with the SEC as described below and are or will be available as provided under “Where You Can Find More Information.”

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     Our board is authorized, without stockholder approval, to issue shares of our preferred stock from time to time in one or more series and to fix and designate the powers, preferences and relative, participation, optional or other special rights, and any qualifications, limitations or restrictions, of each series of preferred stock, including any:
•	voting rights;

•	dividend rate;

•	conversion or exchange rights;

•	redemption rights and price (including sinking fund provisions); and

•	liquidation preferences.
     Our board may fix the number of shares constituting any series and the designations of these series. The powers, preferences and relative, participation, optional or other special rights, and any qualifications, limitations or restrictions, of each series will be fixed by a certificate of designation relating to each series. If we issue shares of any series of preferred stock under this prospectus, the prospectus supplement relating to each series will specify the terms of the preferred stock, including, if applicable, the following:
•	the maximum number of shares in the series and the distinctive designation;

•	the terms on which dividends will be paid, if any;

•	the terms on which the shares may be redeemed, if at all;

•	the liquidation preference, if any;

•	the terms of any retirement or sinking fund for the purchase or redemption of the shares of the series;

•	the terms and conditions, if any, on which the shares of the series will be convertible into, or exchangeable for, shares of any other class or classes of capital stock;

•	the voting rights, if any, on the shares of the series; and

•	any or all other preferences and relative, participating, operational or other special rights or qualifications, limitations or restrictions of the shares.
DESCRIPTION OF WARRANTS
     The following description, together with the additional information we may include in any applicable prospectus supplement, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. If we so indicate in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement which includes this prospectus.
General
     We may issue warrants to purchase shares of our common stock or our preferred stock, or a combination thereof, in one or more series. We may issue warrants independently or together with other securities, and the warrants may be attached to or separate from these securities.
     Each series of warrants will be evidenced by warrant certificates that we will issue under a separate warrant agreement. We may enter into each warrant agreement with a warrant agent. We will indicate the name and address of any warrant agent in the applicable prospectus supplement relating to a particular series of warrants.
     If we issue warrants pursuant to this prospectus, we will describe in the applicable prospectus supplement the terms of each series of warrants, including, as applicable, the following:
•	the title of the warrants;

•	the offering price for the warrants, if any;

•	the aggregate number of warrants offered;

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•	the designation, number and terms of the securities purchasable upon exercise of the warrants;

•	if the warrants are issued as a unit with another security, the date, if any, on and after which the warrants and the related securities will be separately transferable;

•	the exercise price of the warrants;

•	the dates or periods during which the warrants are exercisable;

•	any minimum or maximum amount of warrants that may be exercised at any one time;

•	the designation and terms of any securities with which the warrants are issued;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

•	the terms of any rights to redeem or call the warrants;

•	any provisions for changes to or adjustments in the exercise price or the number of securities issuable upon exercise of the warrants;

•	any terms, procedures and limitations relating to the transferability, exchange or exercise of the warrants;

•	the manner in which the warrant agreement and warrants may be modified;

•	the federal income tax consequences of holding or exercising the warrants; and

•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.
          Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding up or the right to exercise voting rights, if any.
Exercise of Warrants
     Each warrant will entitle the holder to purchase the securities that we specify at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to 5:00 P.M. New York City time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.
     Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth in the warrant certificate and in the applicable prospectus supplement the information that the holders of the warrants will be required to deliver to the warrant agent upon exercise of the warrants.
     Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.
Enforceability of Rights By Holders of Warrants
     Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of warrants may, without the consent of the related warrant agent or the holder of any other warrants, enforce by appropriate legal action its right to exercise, and to receive the securities purchasable upon exercise of, its warrants.

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DESCRIPTION OF UNITS
     We may issue units consisting of one or more shares of common stock, shares of preferred stock and/or warrants in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.
     If we issue any units pursuant to this prospectus, we will describe in the applicable prospectus supplement the terms of and other information relating to such units, including, as applicable, the following:
•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any applicable material U.S. Federal income tax consequences;

•	the terms of any unit agreement governing the units; and

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.
     The provisions described in this section, as well as those described under “Description of Common Stock”, “Description of Preferred Stock” and “Description of Warrants,” will apply to each unit, as applicable, and to any common stock, preferred stock or warrant included in each unit.
SELLING STOCKHOLDERS
     In addition to covering the offer and sale of securities by us, this prospectus covers the offer and resale by the selling stockholders of up to 1,025,641 shares of our common stock. As used in this prospectus, the term “selling stockholders” includes each of the selling stockholders listed in the table below, and any donees, pledgees, transferees or other successors-in-interest selling shares received after the date of this prospectus from a selling stockholder as a gift, pledge or other non-sale related transfer.
     As described above under “PowerSecure International, Inc. — Recent Developments,” on April 30, 2010 we issued 1,025,641 shares of our common stock to the founder, who is the President, of EfficientLights, and to five other key employees of EfficientLights who owned membership interests in EfficientLights, who are the selling stockholders listed below, in a private placement in connection with our acquisition of the minority interest in EfficientLights, which thereafter became a wholly-owned subsidiary of our PowerSecure subsidiary. We previously owned two-thirds of the membership interests in EfficientLights, and we exercised our right and option, under the operating agreement of EfficientLights, to acquire the remaining one-third membership interest from the selling stockholders listed below in exchange for the issuance of shares of our common stock.
     The following table sets forth:
•	the name of each of the selling stockholders;

•	the number of shares of our common stock beneficially owned by each such selling stockholder as of May 26, 2010;

•	the number of shares of our common stock being offered for the account of such selling stockholder under this prospectus, and

•	the number of shares of our common stock beneficially owned by each selling stockholder upon completion of this offering, assuming all shares offered under this prospectus are sold.
     The information in the table below is based solely on information supplied to us by the selling stockholders, and we have not independently verified such information. Each of the selling stockholders may sell all, some or none of the shares offered under this prospectus. We do not know how long the selling stockholders will hold their shares before selling them, and we currently have no agreements, arrangements or understandings with any selling stockholders regarding the sale of any of the shares. Mr. Beatenbough is the President, and the other selling stockholders are employees, of our EfficientLights subsidiary. Except as described in the foregoing sentence and

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other than as a result of the ownership of our shares, none of the selling stockholders has held any position, office or other material relationship with us or any of our affiliates within the past three years.

				Shares
	Shares Beneficially			Beneficially
	Owned Prior to		Shares Being	Owned After
	Offering (1)(2)		Registered	Offering(2)(3)__
Name of Selling Stockholder	Number	Percent	For Sale	Number	Percent
Bryan Beatenbough	820,512	4.5	820,512	0	0
Wesley Mize	102,564	*	102,564	0	0
Ryan Haley	51,282	*	51,282	0	0
Patrick Barbee	20,613	*	20,513	100	*
Jeff Purcell	15,425	*	15,385	40	*
Glenn Crump	15,385	*	15,385	0	0

*	Represents less than 1% of the outstanding shares of our common stock.

(1)	Except as otherwise indicated, each selling stockholder named in the table has sole voting and investment power with respect to all common stock beneficially owned by such stockholder. Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Exchange Act.

(2)	The percentages shown are calculated based on 18,250,041 shares of common stock outstanding as of May 26, 2010.

(3)	There is no assurance that the selling stockholders will sell all or any portion of the shares being registered for sale. For purposes of this table, we have assumed that, upon completion of the offering, the selling stockholders will have sold all of the shares covered by this prospectus and will not have acquired beneficial ownership of any additional shares.
     We will pay all expenses of the registration of the shares of common stock to be offered by the selling stockholders under this prospectus including, without limitation, SEC filing fees and expenses and compliance with state securities laws, except that the selling stockholders will pay any underwriting discounts and selling commissions incurred by them in connection with such sales. We will indemnify the selling stockholders against liabilities, including liabilities under the Securities Act. We may be indemnified by the selling stockholders against civil liabilities, including liabilities under the Securities Act, which may arise from any written information furnished to us by the selling stockholders specifically for use in this prospectus.
PLAN OF DISTRIBUTION
     We and the selling stockholders may sell the offered securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We and the selling stockholders may sell the securities being offered hereby in one or more of the following ways from time to time:
•	to or through underwriters or dealers;

•	through agents;

•	directly to purchasers; or

•	through a combination of any of these methods.
     We and the selling stockholders may distribute securities from time to time in one or more transactions:
•	at a fixed offering price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to prevailing market prices; or

•	at negotiated prices.
     The prospectus supplement will include the following information as to each offering of securities hereunder:
•	the terms of the offering;

•	the names of any underwriters, dealers or agents;

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•	the name or names of any managing underwriter or underwriters;

•	the purchase price or public offering price of the securities;

•	the net proceeds to us or the selling stockholders from the sale of the securities;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	any delayed delivery arrangements;

•	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any commissions paid to agents.
Sales Through Underwriters or Dealers
     If underwriters are used in the sale of securities, the underwriters will acquire the securities for their own account and may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer the securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless the prospectus supplement otherwise provides, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement if they purchase any of them, other than securities covered by any over-allotment option. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We or the selling stockholders may use underwriters with whom we or they have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.
     During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if the offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, the underwriters may discontinue these activities at any time.
     If dealers are used in the sale of securities, we and any selling stockholders will sell the securities to them as principals. The dealers may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The dealers participating in any sale of the securities may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will include in the applicable prospectus supplement the names of the dealers and the terms of the transaction.
Direct Sales and Sales Through Agents
     We or any selling stockholders may sell the securities directly to purchasers. In that case, no underwriters or agents would be involved. We or any selling stockholders may also sell the securities through agents designated from time to time. Any agent involved in the offer or sale of the securities and any commissions payable to the agent will be disclosed in the applicable prospectus supplement. Unless the applicable prospectus supplement states otherwise, any agent will act on a reasonable best efforts basis for the period of its appointment.
     We or any selling stockholders may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any sales of these securities in the prospectus supplement.
Remarketing Arrangements
     Offered securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for

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us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters, as that term is defined in the Securities Act, in connection with the securities remarketed.
Delayed Delivery Contracts
     If indicated in the prospectus supplement, we or any selling stockholders may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.
Additional Provisions Applicable to Selling Stockholders
     The selling stockholders are subject to the applicable provisions of the Exchange Act and the rules and regulations under the Exchange Act, including Regulation M. This regulation may limit the timing of purchases and sales of any of the shares of common stock offered in this prospectus by the selling stockholders. The anti-manipulation rules under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the shares to engage in market-making activities for the particular securities being distributed for a period of up to five business days before the distribution. The restrictions may affect the marketability of the shares and the ability of any person or entity to engage in market-making activities for the shares.
     Instead of selling the shares of common stock under this prospectus, the selling stockholders also may resell all or a portion of their shares of common stock in open market transactions in reliance upon Rule 144 under the Securities Act, provided they meet the criteria and conform to the requirements of that rule, or pursuant to other available exemptions from the registration requirements of the Securities Act.
Derivative Transactions
     We or the selling stockholders may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the prospectus supplement, including in short sale transactions. If so, the third parties may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock.
     We or the selling stockholders may loan or pledge securities to a financial institution or other third party that in turn may sell those securities using this prospectus. Such financial institution or third party may transfer its short position to investors in our securities or in connection with a simultaneous offering of other securities offered by this prospectus or otherwise.
General Information
     All securities we may offer, other than shares of our common stock, will be new issues of securities with no established trading market. Except for shares of our common stock, the securities offered hereby may not be listed on a national securities exchange. Any underwriters to whom we sell such securities for public offering and sale may make a market in those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you that a liquid trading market for any of our offered securities, other than our common stock, will develop.
     We or the selling stockholders may have agreements with the underwriters, dealers, agents and remarketing firms to indemnify them against specified civil liabilities, including liabilities under the Securities Act, or to provide contribution with respect to payments that they may make with respect to these liabilities. Agents, dealers, selling stockholders, underwriters and remarketing firms may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.

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LEGAL MATTERS
     The validity of the securities offered under this prospectus is being passed upon for us by Kegler, Brown, Hill & Ritter Co., L.P.A., Columbus, Ohio.
EXPERTS
     Hein & Associates LLP, independent registered public accounting firm, has audited our consolidated financial statements, including the related financial statement schedule, and the consolidated financial statements of Marcum Midstream 1995-2 Business Trust as of December  31, 2009 and December  31, 2008 and for the three years then ended included in our Annual Report on Form 10-K for the year ended December  31, 2009, and the effectiveness of our internal control over financial reporting as of December 31, 2009, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our consolidated financial statements are incorporated by reference in reliance on Hein & Associates LLP’s reports, given on their authority as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
     We have filed a registration statement on Form S-3 with respect to the securities offered by this prospectus with the SEC under the Securities Act. This prospectus is only part of the registration statement and does not include all of the information contained in the registration statement and the exhibits to the registration statement. You can obtain a copy of the registration statement, including the exhibits filed with it, from the SEC as indicated below.
     We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy the registration statement and any other document we file with the SEC at the SEC’s public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You can request copies of these materials by writing to the SEC and paying a fee for the copying cost. You may call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Our filings with the SEC are also available to the public on the Internet at the SEC’s website at http://www.sec.gov.
     We make available, free of charge, on our website located at www.powersecure.com, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports as soon as reasonably practicable after we electronically file them with or furnish them to the SEC. The contents of and the information on or accessible through our corporate website and our investor relations website are not a part of, and are not incorporated into, this propspectus or any report or document we file with or furnish to the SEC and any references to these websites are intended to be an inactive textual references only.
INCORPORATION OF DOCUMENTS BY REFERENCE
     The SEC allows us to “incorporate by reference” into this prospectus the information contained in documents that we file with the SEC. This means that we can disclose important information to you by referring you to those documents filed separately by us with the SEC. The information that we incorporate by reference is considered to be a part of this prospectus, except for any information that is superceded by information that is included directly in this prospectus or incorporated by reference from information contained in documents that we file later with the SEC, which will automatically update and supersede this information.
     We incorporate by reference into this prospectus the documents listed below, which we have filed with the SEC (in each case, File No. 001-12014):
•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, filed on March 11, 2010 (including those portions of our definitive Proxy Statement filed on April 28, 2010 incorporated by reference into the Annual Report on Form 10-K);

•	our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2010, filed on May 6, 2010;

•	our Current Reports on Form 8-K filed on January 6, 2010, January 25, 2010, February 25, 2010, March 11, 2010, March 16, 2010, April 6, 2010, April 16, 2010, April 19, 2010, May 6, 2010, May 10, 2010, May 11, 2010, May 14, 2010, May 17, 2010 and May 25, 2010 (but, in each case, excluding information furnished but not filed therein); and

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•	the description of our common stock, including the description of our preferred share purchase rights, contained in our registration statement on Form 8-A filed with the SEC on August 5, 2005, which incorporates by reference the description of our common stock contained in our registration statement on Form 8-A filed with the SEC on January 10, 1993, which was amended in Form 8-A/A Amendment No. 5 filed with the SEC on November 30, 2001 and Form 8-A/A Amendment No. 6 filed with the SEC on May 21, 2004, and any amendments or reports filed with the SEC for the purpose of updating such descriptions.
     We also incorporate by reference into this prospectus information contained in any reports and other documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and prior to the termination of this offering and the termination of the registration statement of which this prospectus is a part, other than information that is furnished but not filed with the SEC under those filings.
     Any statement contained in a document incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any subsequently filed document which is also incorporated or deemed to be incorporated by reference in this prospectus modifies or supersedes that previous statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
     The information relating to us contained in this prospectus should be read together with the information in the documents incorporated or deemed to be incorporated by reference in this prospectus.
     Documents incorporated by reference are available from the SEC as described above or from us without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this prospectus. You can obtain documents incorporated by reference in this prospectus or filed as exhibits to the registration statement of which this prospectus is a part by requesting them in writing or by telephone at the following address:
PowerSecure International, Inc.
1609 Heritage Commerce Court
Wake Forest, North Carolina 27587
Attention: Investor Relations
Telephone: (919) 556-3056
     You should rely only on the information contained in, or incorporated by reference into, this prospectus and any prospectus supplement. We have not authorized any person to provide you with any information that is different from that contained in this prospectus or incorporated by reference in this prospectus. We are not making an offer to sell or seeking an offer to buy these securities in any jurisdiction in which such an offer, sale or solicitation is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities.

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